ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                      AZL[R] AIM INTERNATIONAL EQUITY FUND
                   AZL[R] BLACKROCK CAPITAL APPRECIATION FUND
                      (FORMERLY AZL[R]JENNISON GROWTH FUND)
                         AZL[R] INTERNATIONAL INDEX FUND
                        AZL[R] JPMORGAN U.S. EQUITY FUND
                 (FORMERLY AZL[R] OPPENHEIMER MAIN STREET FUND)
                            AZL[R] S&P 500 INDEX FUND
                     AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND

PROSPECTUS DATED AUGUST __, 2009

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Shares of each Fund are sold exclusively to certain insurance companies in connection with particular variable annuity contracts and/or variable life insurance policies they issue. The insurance companies invest in shares of the Funds in accordance with instructions received from owners of the applicable annuity or life insurance contract.

This Prospectus must be accompanied or preceded by a current prospectus for the variable annuity contracts or variable life insurance policies that invest in the Funds.

QUESTIONS?
CALL TOLL FREE AT 1-877-833-7113 OR CONTACT YOUR INVESTMENT REPRESENTATIVE.
The Securities and Exchange Commission has not approved or disapproved the shares described in this Prospectus or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may contain information on Funds not available under your variable annuity contract or life insurance policy. Please refer to your variable annuity contract or life insurance policy prospectus for information regarding the investment options available to you.

THESE SECURITIES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK OR AN AFFILIATE OF ANY BANK, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), OR ANY OTHER AGENCY OF THE UNITED STATES, OR ANY BANK OR AN AFFILIATE OF ANY BANK; AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF VALUE.

"AZL" is a registered service mark of Allianz SE. Allianz SE is the ultimate owner of the Manager.

             Not FDIC Insured * May Lose Value * No Bank Guarantee

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
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TABLE OF CONTENTS                                              ALLIANZ VIP FUNDS
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TABLE OF CONTENTS

OVERVIEW.................................................................3
  AZL[R] AIM International Equity Fund...................................5
  AZL[R] BlackRock Capital Appreciation Fund.............................9
  AZL[R] International Index Fund.......................................13
  AZL[R] JPMorgan U.S. Equity Fund......................................15
  AZL[R] S&P 500 Index Fund.............................................19
  AZL[R] Van Kampen Global Franchise Fund...............................22

PRINCIPAL INVESTMENT RISKS..............................................26

MORE ABOUT THE FUNDS....................................................32

FUND MANAGEMENT.........................................................33
  The Manager...........................................................33
  The Subadvisers of the Funds..........................................33
  The Portfolio Managers of the Funds...................................34
  More Information About Fund Management................................36
  Duties of the Manager and Subadvisers.................................36
  Payments to Affiliated Insurance Companies............................37
  Transfer Supported Features of Certain Annuity Contracts..............37
  Management Fees.......................................................37
  Legal Proceedings.....................................................38
  The Administrator.....................................................48
  The Distributor.......................................................48
  The Custodian.........................................................48
  Licensing Arrangements................................................48

SHAREHOLDER INFORMATION.................................................50
  Pricing of Fund Shares................................................50
  Purchase and Redemption of Shares.....................................50
  Market Timing.........................................................51
  Distribution (12b-1) Fees.............................................51
  Dividends, Distributions, and Taxes...................................52

FINANCIAL HIGHLIGHTS....................................................53

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OVERVIEW                                                       ALLIANZ VIP FUNDS
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OVERVIEW
This prospectus describes six separate investment portfolios (together, the "Funds," "VIP Funds" or "Allianz VIP Funds," and each individually, a "Fund," "VIP Fund," or "Allianz VIP Fund"), each of which is a series of the Allianz Variable Insurance Products Trust (the "VIP Trust"). Within the scope of an investment program approved by the Board of Trustees to the VIP Funds (the "Board" the "Trustees" or the "Board of Trustees"), the Funds are managed by Allianz Investment Management LLC (the "Manager"), which in turn has retained certain asset management firms (the "Subadvisers") to make investment decisions on behalf of the Funds. The Manager selected each Subadviser based on the Subadviser's experience with the investment strategy for which it was selected. Set forth below are the Funds and the corresponding Subadviser. The VIP Trust provides investment vehicles for variable annuity contracts and variable life insurance policies offered by the separate accounts of various life insurance companies affiliated with the Manager. The separate accounts buy, and own, shares of the Funds on behalf of owners of variable annuity contracts and variable life insurance policies who direct purchase payments to subaccounts of the separate accounts that invest in the Funds. Therefore, you cannot directly purchase, nor will you directly own, shares of the Funds.

FUND           SUBADVISER
AZL AIM        Invesco Aim Capital Management, Inc.
International
Equity Fund
AZL BlackRock  BlackRock Capital Management, Inc. (affiliated with BlackRock Financial Management, Inc., BlackRock Institutional
Capital        Management Corporation, and BlackRock Investment Management, LLC)
Appreciation
Fund
AZL            BlackRock Investment Management, LLC (affiliated with BlackRock Capital Management, Inc., BlackRock Financial
International  Management, Inc., and BlackRock Institutional Management Corporation)
Index Fund
AZL JPMorgan   J.P. Morgan Investment Management Inc.
U.S. Equity
Fund
AZL S&P 500    The Dreyfus Corporation (affiliated with Founders Asset Management LLC and the Custodian)
Index Fund
AZL Van Kampen Van Kampen Asset Management
Global
Franchise Fund


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OVERVIEW                                                       ALLIANZ VIP FUNDS
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Certain of the Funds may have names, investment objectives, strategies, portfolio manager(s), and characteristics that are substantially similar to other mutual funds managed by the Subadvisers. However, the asset size, portfolio composition, fees, and expenses of a Fund may be different from those of any similar fund, and performance may be better or worse. No representation is made that the Funds will perform in an equivalent manner to the similar funds. Other funds may be added or removed from the VIP Trust from time to time.

The following Funds have names that suggest a focus on a particular type of investment:

   AZL AIM International Equity Fund
   AZL JPMorgan U.S. Equity Fund

In accordance with Rule 35d-1 under the Investment Company Act of 1940 (the "1940 Act"), each of these funds has adopted a policy that it will, under normal circumstances, invest at least 80% of its assets (exclusive of collateral received in connection with securities lending) in investments of the type suggested by its name. For this policy, "assets" means net assets plus the amount of any borrowings for investment purposes. In addition, in appropriate circumstances, synthetic investments may be included in the 80% basket. A Fund's policy to invest at least 80% of its assets in such a manner is not a "fundamental" policy, which means that it may be changed without the vote of a majority of a Fund's outstanding shares as defined in the 1940 Act. The name of each of these Funds may be changed at any time by a vote of the Trustees. However, Rule 35d-1 also requires that shareholders be given written notice at least 60 days prior to any change by a Fund of its 80% investment policy.

THE INVESTMENT OBJECTIVE OF EACH FUND MAY BE CHANGED BY THE TRUSTEES WITHOUT SHAREHOLDER APPROVAL.

The Trustees have authorized the Trust to issue two classes of shares, Class 1 and Class 2, for the AZL JPMorgan U.S. Equity Fund and the AZL S&P 500 Index Fund, (the "Multi-Class Funds"). Class 1 and Class 2 shares of the Multi-Class Funds are substantially identical, except that Class 1 shares are not subject to a 12b-1 distribution fee (see "Distribution (12b-1) Fees" in the "Shareholder Information" section of this prospectus), while Class 2 shares are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets attributable to Class 2 shares. For certain variable annuity contracts or variable life insurance policies, Class 1 shares of the AZL S&P 500 Index Fund are available as an investment option. Currently, only Class 2 shares of the AZL JPMorgan U.S. Equity Fund are available under variable annuity contracts and variable life insurance policies that offer the Multi-Class Funds as investment options. Class 1 shares of the AZL JPMorgan U.S. Equity Fund may be made available in the future to certain variable annuity contract owners and variable life insurance policy owners.

The following is a summary of certain key information that describes each Fund's objectives, principal investment strategies, principal investment risks and certain performance information.


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RISK/RETURN SUMMARY                         AZL[R] AIM INTERNATIONAL EQUITY FUND
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AZL[R] AIM INTERNATIONAL EQUITY FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL AIM International Equity Fund is to provide long-term growth of capital.

The Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in a diversified portfolio of international equity securities whose issuers are considered by the Fund's Subadviser to have strong earnings momentum. The Fund invests in marketable equity securities of foreign companies that are listed on a recognized foreign or U.S. securities exchange or traded in a foreign or U.S. over-the-counter market. The Fund will normally invest in companies located in at least four countries outside of the United States, emphasizing investment in companies in the developed countries of Western Europe and the Pacific Basin.

At the present time, the Fund's Subadviser intends to invest no more than 20% of the Fund's total assets in foreign companies located in developing countries, i.e., those that are in the initial stages of their industrial cycles. The Fund may invest up to 20% of its total assets in securities exchangeable for or convertible into marketable equity securities of foreign issuers. The Fund may also invest up to 20% of its total assets in high-grade short-term securities and debt securities, including U.S. Government obligations, investment grade corporate bonds, or taxable municipal securities, whether denominated in U.S. dollars or foreign currencies.

The Subadviser employs a disciplined investment strategy that emphasizes fundamental research, supported by quantitative analysis and portfolio construction techniques. The strategy primarily focuses on identifying quality companies that have experienced, or exhibit the potential for, accelerating or above average earnings growth but whose prices do not fully reflect these attributes. Investments for the portfolio are selected "bottom-up" on a stock-by-stock basis. The focus is on the strengths of individual companies, rather than sector or country trends. The Subadviser may consider selling a security for several reasons, including when (1) its fundamentals deteriorate or it posts disappointing earnings, (2) its stock price appears to be overvalued, or (3) a more attractive opportunity is identified.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
* GROWTH STOCKS RISK Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be susceptible to rapid price swings or to adverse developments in certain sectors of the market.
* FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
* EMERGING MARKETS RISK Emerging markets may have less developed or more volatile trading markets, less developed legal and accounting systems, and greater likelihood of government restrictions, nationalization, or confiscation than developed countries.

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RISK/RETURN SUMMARY                         AZL[R] AIM INTERNATIONAL EQUITY FUND
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* CURRENCY RISK   Investing in securities that trade in and receive revenues in foreign currencies creates risk because foreign currencies may decline relative to the U.S. dollar, resulting in a potential loss to the Fund. In the case of hedging positions, the U.S. dollar may decline in value relative to the currency that has been hedged.
* INTEREST RATE RISK Debt securities held by the Fund may decline in value due to rising interest rates.
* CONVERTIBLE SECURITIES RISK The value of convertible securities may be affected by interest rates, default by the issuer on principal or interest payments, and the value of the underlying stock into which the securities may be converted.

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:                                                              THIS FUND MAY NOT BE
                                                                                                         APPROPRIATE FOR SOMEONE:
* Investing for long-term goals, such as retirement                                                      * Seeking safety of
                                                                                                           principal
* Seeking to add an international stock investment to your portfolio                                     * Seeking a stable share
                                                                                                           price
* Seeking capital appreciation and are willing to accept the higher volatility associated with investing * Investing emergency
  in foreign stocks                                                                                        reserves

PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE

[BAR CHART GRAPHIC - 2003: 27.14%, 2004: 22.13%, 2005: 16.36%, 2006: 27.04%,
                     2007: 14.62%, 2008: -41.51%]

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RISK/RETURN SUMMARY                         AZL[R] AIM INTERNATIONAL EQUITY FUND
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     HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                Highest (Q4, 2003) 14.51%
                Lowest (Q4, 2008)  -20.57%

AVERAGE ANNUAL TOTAL RETURNS

                                  INCEPTION ONE YEAR ENDED DECEMBER 31, 2008 FIVE YEARS ENDED DECEMBER 31, 2008 SINCE INCEPTION
AZL AIM International Equity Fund 5/1/2002              -41.51%                            3.89%                     3.47%
MSCI EAFE Index                                         -43.38%                            1.66%                     3.41%

The Fund's performance is compared to the Morgan Stanley Capital International, Europe, Australasia and Far East (MSCI EAFE) Index, an unmanaged market capitalization-weighted equity index comprising 20 of the 48 countries in the MSCI universe and representing the developed world outside of North America. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.

FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.

 Management Fee[(1)]                         0.90%
 Distribution (12b-1) Fees[(2)]               0.25%
 Other Expenses                              0.22%
 Total Annual Fund Operating Expenses        1.37%
 Fee Waiver[(3)]                             0.00%
 Net Annual Fund Operating Expenses[(1)(3)]  1.37%

(1)As of the date of this prospectus, the Manager is voluntarily reducing the management fee to 0.90% on the first $250 million of assets and 0.85% on assets over $250 million. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets as payment for distributing its shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), to 1.45% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
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RISK/RETURN SUMMARY                         AZL[R] AIM INTERNATIONAL EQUITY FUND
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EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

 1 YEAR 3 YEARS 5 YEARS 10 YEARS
  $139   $434    $750    $1,646


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RISK/RETURN SUMMARY                   AZL[R] BLACKROCK CAPITAL APPRECIATION FUND
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AZL[R] BLACKROCK CAPITAL APPRECIATION FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL BlackRock Capital Appreciation Fund is long-term growth of capital.

Under normal market conditions, the Fund invests at least 80% of total assets in common and preferred stock and securities convertible into common and preferred stock. The Fund generally invests in mid- and large-size companies.

The Fund seeks to invest in fundamentally sound companies that, in the Subadviser's opinion, have strong management, superior earnings growth prospects, and attractive relative valuations. The disciplined investment process uses bottom-up stock selection as the primary driver of returns. The Fund emphasizes large companies that exhibit stable growth and accelerated earnings.

While the Fund generally invests across a broad range of industries, the Subadviser may favor companies in those industries that appear to offer higher potential for long-term growth.

Although the Subadviser does not expect to make such investments as a matter of course, the Fund is permitted to invest up to 20% of total assets in other securities, such as, bonds and small-size company stocks.

The Fund generally will sell a stock when, in the Subadviser's opinion, the stock reaches its price target, or when the company's future growth prospects deteriorate, the company becomes unable to sustain earnings momentum, the stock's valuation becomes less attractive, a significant price change occurs, or when the Subadviser identifies more compelling investment opportunities elsewhere.

The Fund may, but is not required to, use derivatives by buying or selling options or futures on a security or an index of securities. The primary purpose of using derivatives is to attempt to reduce risk to the Fund as a whole by hedging, but the Subadviser may also use derivatives to maintain liquidity and commit cash pending investment. The Subadviser also may use derivatives for speculation to increase returns, but under normal market conditions generally does not expect to do so.

For temporary defensive purposes or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate, and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
* GROWTH STOCKS RISK Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be susceptible to rapid price swings or to adverse developments in certain sectors of the market.
* LEVERAGING RISK The Fund may engage in certain kinds of transactions, including the use of derivatives, that may give rise to a form of leverage. The use of leverage may require the Fund to liquidate a portfolio position at a


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
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RISK/RETURN SUMMARY                   AZL[R] BLACKROCK CAPITAL APPRECIATION FUND
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  disadvantageous time or may exaggerate the effect of any increase or decrease in the value of the Fund's portfolio securities.
* CAPITALIZATION RISK Investing in small to midsized companies creates risk because smaller companies may have unpredictable or limited earnings, and their securities may be less liquid or experience more volatile prices than those of large companies.
* CREDIT RISK   The failure of the issuer of a debt security to pay interest or repay principal in a timely manner may have an adverse impact on the Fund's earnings.
* CONVERTIBLE SECURITIES RISK The value of convertible securities may be affected by interest rates, default by the issuer on principal or interest payments, and the value of the underlying stock into which the securities may be converted.
* INTEREST RATE RISK Debt securities held by the Fund may decline in value due to rising interest rates.
* DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:         THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
* Seeking capital growth over the long term         * Seeking safety of principal
* Investing for long-term goals, such as retirement * Investing for the short term or investing emergency reserves
                                                    * Looking primarily for regular income

PERFORMANCE INFORMATION*
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE

[BAR CHART GRAPHIC - 2006: 1.57%, 2007: 10.92%, 2008: -36.37%]

* Prior to November 24, 2008, the Fund was subadvised by Jennison Associates LLC and was known as the AZL Jennison Growth Fund.

    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                Highest (Q3, 2007)  5.85%
                Lowest (Q4, 2008)  -19.81%

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RISK/RETURN SUMMARY                   AZL[R] BLACKROCK CAPITAL APPRECIATION FUND
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AVERAGE ANNUAL TOTAL RETURNS
                                                    ONE YEAR ENDED     SINCE
                                         INCEPTION DECEMBER 31, 2008 INCEPTION
 AZL BlackRock Capital Appreciation Fund 4/29/2005      -36.37%       -3.84%
 Russell 1000 Growth Index                              -38.44%       -4.64%

The Fund's performance is compared to the Russell 1000 Growth Index, an unmanaged index that measures performance of individual securities found in the Russell universe with higher price-to-book ratios and higher forecasted growth values. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.

FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.

 Management Fee[(1)]                         0.80%
 Distribution (12b-1) Fees[(2)]              0.25%
 Other Expenses                              0.15%
 Total Annual Fund Operating Expenses        1.20%
 Fee Waiver[(3)]                             0.00%
 Net Annual Fund Operating Expenses[(1)(3)]  1.20%

(1)As of the date of this prospectus, the Manager is voluntarily reducing the management fee to 0.75%. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets as payment for distributing its shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), to 1.20% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

 1 YEAR 3 YEARS 5 YEARS 10 YEARS
  $122   $381    $660    $1,455

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                              AZL[R] INTERNATIONAL INDEX FUND
--------------------------------------------------------------------------------

AZL[R] INTERNATIONAL INDEX FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The AZL International Index Fund seeks to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East Index ("MSCI EAFE[R] Index") as closely as possible.

The Fund employs a passive management approach, investing in a portfolio of assets whose performance is expected to match approximately the performance of the MSCI EAFE Index before the deduction of Fund expenses. Under normal circumstances, the Fund invests at least 80% of the value of its net assets in a statistically selected sampling of equity securities of companies included in the MSCI EAFE Index and in derivative instruments linked to the MSCI EAFE Index, primarily futures contracts.

The MSCI EAFE Index is a market-weighted index composed of common stocks of companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the MSCI EAFE Index are selected from among the larger-capitalization companies in these markets. The weighting of the MSCI EAFE Index is based on the relative market capitalization of each of the countries in the MSCI EAFE Index.

The Fund does not necessarily invest in all of the securities in the MSCI EAFE Index, or in the same weightings as the securities have in the index. The Fund's subadviser chooses investments so that the market capitalizations, industry weightings, and other fundamental characteristics of the securities chosen are similar to those of the MSCI EAFE Index as a whole.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in the value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
* INDEX FUND RISK The Fund does not attempt to manage market volatility or reduce the effects of poor stock performance. In addition, factors such as Fund expenses, selection of a representative portfolio, changes in the composition of the index, or the timing of purchases or redemptions of Fund shares may affect the correlation between the performance of the index and the Fund's performance.
* DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
* CURRENCY RISK   Investing in securities that trade in and receive revenues in foreign currencies creates risk because foreign currencies may decline relative to the U.S. dollar, resulting in a potential loss to the Fund. In the case of hedging positions, the U.S. dollar may decline in value relative to the currency that has been hedged.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                              AZL[R] INTERNATIONAL INDEX FUND
--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
The performance bar chart and table are not presented because the Fund has not had a full calendar year of operations.

FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The amount of Other Expenses is estimated. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.
 Management Fee                          0.35%
 Distribution (12b-1) Fees[(1)]          0.25%
 Other Expenses                          0.10%
 Total Annual Fund Operating Expenses    0.70%
 Fee Waiver[(2)]                         0.00%
 Net Annual Fund Operating Expenses[(2)] 0.70%

(1)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets as payment for distributing its shares and providing shareholder services.
(2)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), to 0.70% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

 1 YEAR 3 YEARS
  $72    $224


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                             AZL[R] JPMORGAN U.S. EQUITY FUND
--------------------------------------------------------------------------------

AZL[R] JPMORGAN U.S. EQUITY FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL JPMorgan U.S. Equity Fund seeks to provide high total return from a portfolio of selected equity securities.

Under normal market conditions, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of U.S. companies. The Fund primarily invests in large- and medium-capitalization U.S. companies. Market capitalization is the total market value of a company's shares. Sector by sector, the Fund's weightings are similar to those of the S&P 500 Index. The Fund's Subadviser may moderately underweight or overweight sectors when it believes doing so will benefit performance.

Within each sector, the Fund focuses on those equity securities that the Subadviser considers most undervalued and seeks to outperform the S&P 500 through superior stock selection. By emphasizing undervalued equity securities, the Subadviser seeks to produce returns that exceed those of the S&P 500 Index. At the same time, by controlling the sector weightings of the S&P 500 Index, the Subadviser seeks to limit the Fund's volatility to that of the overall market, as represented by this index.

Equity securities in which the Fund primarily invests include common stocks, depositary receipts, exchange-traded funds (ETFs), and real estate investment trusts (REITs). An ETF is a registered investment company that seeks to track the performance of a particular market index. These indexes include not only broad market indexes, but also more specific indexes as well, including those relating to particular sectors, markets, regions, and industries. REITs are pooled investment vehicles which invest primarily in income-producing real estate or loans relate to real estate.

Derivatives, which are instruments that have a value based on another instrument, exchange rate, or index, may be used as substitutes for securities in which the Fund can invest. The Subadviser may use futures contracts, options, swaps, and other derivatives as tools in the management of portfolio assets. The Subadviser may use derivatives to hedge various investments and for risk management.

In managing the Fund, the Subadviser employs a three-step process that combines research, valuation, and stock selection.

The Subadviser takes an in-depth look at company prospects over a relatively long period - often as much as five years - rather than focusing on near-term expectations. This approach is designed to provide insight into a company's real growth potential.

The research findings allow the Subadviser to rank the companies in each sector group according to their relative value. The greater a company's estimated worth compared to the current market price of its stock, the more undervalued the company. The valuation rankings are produced using a variety of models that quantify the research team's findings.

The Subadviser then buys and sells equity securities for the Fund according to its own policies, using the research and valuation rankings as a basis. In general, the Subadviser buys equity securities that are identified as undervalued and considers selling them when they appear to be overvalued. Along with attractive valuation, the subadviser often considers a number of other criteria:

  *  Catalysts that could trigger a rise in a stock's price;
  *  High potential reward compared to potential risk; and
  *  Temporary mispricings cause by apparent market overreactions.

The frequency with which the Fund buys and sells securities will vary from year to year, depending on market conditions.

For temporary defensive purposes or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate, and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                             AZL[R] JPMORGAN U.S. EQUITY FUND
--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."
* CAPITALIZATION RISK Investing in small to midsized companies creates risk because smaller companies may have unpredictable or limited earnings, and their securities may be less liquid or experience more volatile prices than those of large companies.
* VALUE STOCKS RISK Value investing emphasizes stocks of undervalued companies whose characteristics may lead to improved valuations. Value stocks may lose favor with investors, or their valuations may not improve as anticipated.
* FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
* DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
* REAL ESTATE INVESTMENTS RISK The performance of investments in real estate depends on the overall strength of the real estate market, the management of real estate investments trusts (REITs), and property management, all of which can be affected by a variety of factors, including national and regional economic conditions.
* ETF AND INVESTMENT COMPANY RISK   Investing in an exchange-traded fund (ETF)
  or another mutual fund exposes the Fund to all the risks of that ETF or mutual fund and also to a pro rata portion of its expenses.
* PORTFOLIO TURNOVER The Fund may trade its portfolio securities frequently, which could result in higher transaction costs and could adversely affect the Fund's performance.

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:                                             THIS FUND MAY NOT BE APPROPRIATE FOR
                                                                                        SOMEONE:
* Investing for long-term goals, such as retirement                                     * Seeking a stable share price
* Seeking growth of capital                                                             * Investing emergency reserves
* Willing to accept the risks associated with investing in mid to large cap growth stocks

PERFORMANCE INFORMATION*
Performance information is presented for Class 2 shares only because Class 1 shares had not commenced operations as of December 31, 2008.

The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                             AZL[R] JPMORGAN U.S. EQUITY FUND
--------------------------------------------------------------------------------

 PERFORMANCE BAR CHART AND TABLE (CLASS 2 SHARES)

[BAR CHART GRAPHIC - 2005: 5.45%, 2006: 14.59%, 2007: 3.80%, 2008: -38.68%]

* Prior to January 26, 2009, the Fund was subadvised by OppenheimerFunds, Inc. and was known as the AZL Oppenheimer Main Street Fund.

    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                Highest (Q4, 2006)   6.47%
                Lowest (Q4, 2008)  -22.09%

AVERAGE ANNUAL TOTAL RETURNS
                                                    ONE YEAR ENDED     SINCE
                                         INCEPTION DECEMBER 31, 2008 INCEPTION
 AZL JPMorgan U.S. Equity Fund (Class 2) 5/3/2004       -38.68%       -3.79%
 S&P 500[R] Index                        -37.00%       -2.56%

The Fund's performance of Class 2 funds is compared to the Standard & Poor's 500 Composite Stock Price Index ("S&P 500[R] Index"). The S&P
500[R] Index consists of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole. The index is unmanaged and does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in the index, although they can invest in the underlying securities.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                             AZL[R] JPMORGAN U.S. EQUITY FUND
--------------------------------------------------------------------------------

FEES AND EXPENSES
Fees and expenses are presented for Class 2 shares only because Class 1 shares had not commenced operations as of December 31, 2008.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.

                                            CLASS 2
 Management Fee[(1)]                         0.80%
 Distribution (12b-1) Fees[(2)]              0.25%
 Other Expenses                              0.25%
 Total Annual Fund Operating Expenses        1.30%
 Fee Waiver[(3)]                            -0.08%
 Net Annual Fund Operating Expenses[(1)(3)]  1.22%

(1)As of the date of this prospectus, the Manager is voluntarily reducing the management fee to 0.75%. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets attributable to Class 2 shares as payment for distributing its Class 2 shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), of Class 2 shares to 1.20% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

         1 YEAR 3 YEARS 5 YEARS 10 YEARS
 CLASS 2  $124   $404    $705    $1,561


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                                    AZL[R] S&P 500 INDEX FUND
--------------------------------------------------------------------------------

AZL[R] S&P 500 INDEX FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The AZL S&P 500 Index Fund seeks to match the total return of the Standard & Poor's 500 Composite Stock Price Index (S&P 500[R]).

The Subadviser normally invests in all 500 stocks in the S&P
500[R] in proportion to their weighting in the index.

The Subadviser attempts to have a correlation between the Fund's performance and that of the S&P 500[R] Index of at least 0.95 before expenses. A correlation of 1.00 would mean that the Fund and the index were perfectly correlated.

The S&P 500[R] is an unmanaged index of 500 common stocks chosen to reflect the industries of the U.S. economy and is often considered a proxy for the stock market in general. S&P[R] adjusts each company's stock weighting in the index by the number of available float shares (those shares available to public investors) divided by the company's total shares outstanding, which means larger companies with more available float shares have greater representation in the index than smaller ones.

In seeking to match the performance of the index, the Subadviser uses a passive management approach and purchases all or a representative sample of the stocks comprising the benchmark index. The Subadviser also may use stock index futures as a substitute for the sale or purchase of securities. Because the Fund has expenses, performance will tend to be slightly lower than that of the target benchmark.

"Standard & Poor's[R]," "S&P[R]," "S&P
500[R]," "Standard & Poor's 500[R]," and "500" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed by the Manager for use by the Fund. The Fund is not sponsored, endorsed, sold, or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

PRINCIPAL INVESTMENT RISKS
The value of an investment in the Fund will fluctuate, sometimes dramatically. You may lose money by investing in the Fund. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* INDEX FUND RISK The Fund does not attempt to manage market volatility or reduce the effects of poor stock performance. In addition, factors such as Fund expenses, changes in the composition of the index, or the timing of purchases or redemptions of Fund shares may affect the correlation between the performance of the index and the Fund's performance.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
* REAL ESTATE INVESTMENTS RISK The performance of investments in real estate depends on the overall strength of the real estate market, the management of real estate investments trusts (REITs), and property management, all of which can be affected by a variety of factors, including national and regional economic conditions.

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:                                               THIS FUND MAY NOT BE APPROPRIATE FOR
                                                                                          SOMEONE:
* Investing for long-term goals, such as retirement                                       * Looking primarily for regular income
* Seeking long-term growth of capital through broad exposure to better established U.S.   * Seeking to avoid the risk of market
  companies                                                                                 fluctuations
                                                                                          * Seeking safety of principal

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                                    AZL[R] S&P 500 INDEX FUND
--------------------------------------------------------------------------------

PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE (CLASS 2 SHARES)

[BAR CHART GRAPHIC 2008 -37.62%]

    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                Highest (Q2, 2008) - 2.81%
                Lowest (Q4, 2008)  - 22.32%

AVERAGE ANNUAL TOTAL RETURNS
                                             ONE YEAR ENDED     SINCE
                                  INCEPTION DECEMBER 31, 2008 INCEPTION
 AZL S&P 500 Index Fund (Class 1)  5/14/07       -37.46%       -25.66%
 AZL S&P 500 Index Fund (Class 2)  5/01/07       -37.62%       -24.71%
 S&P 500 Index                                   -37.00%       -24.19%

The Fund's performance is compared to the S&P 500 Index, an unmanaged index that consists of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                                    AZL[R] S&P 500 INDEX FUND
--------------------------------------------------------------------------------

FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.

                                         CLASS 1 CLASS 2
 Management Fee                            0.17%   0.17%
 Distribution (12b-1) Fees[(1)]            0.00%   0.25%
 Other Expenses                            0.23%   0.23%
 Total Annual Fund Operating Expenses      0.40%   0.65%
 Fee Waiver[(2)]                          -0.14%  -0.14%
 Net Annual Fund Operating Expenses[(2)]   0.26%   0.51%

(1)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets attributable to Class 2 shares as payment for distributing its Class 2 shares and providing shareholder services.
(2)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), of Class 1 shares to 0.24% and Class 2 shares to 0.49% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

         1 YEAR 3 YEARS 5 YEARS 10 YEARS
 CLASS 1  $27    $114    $210     $491
 CLASS 2  $52    $194    $348     $797


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                      AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND
--------------------------------------------------------------------------------

AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Van Kampen Global Franchise Fund is long-term capital appreciation.

The Fund seeks to achieve its investment objective by investing primarily in a non-diversified portfolio of publicly traded equity securities of issuers located in the U.S. and other countries that it believes have, among other things, resilient business franchises and growth potential. The Fund's Subadviser emphasizes security selection on an individual company basis and seeks to identify undervalued securities of issuers located throughout the world, including both developed and emerging market countries, that meet its investment criteria. Under normal market conditions, the Subadviser invests at least 65% of its total assets in securities of issuers from at least three different countries, which may include the United States.

The Subadviser seeks to invest in companies that it believes have resilient business franchises, strong cash flows, modest capital requirements, capable management, and growth potential. Securities are selected on a global basis with a strong bias towards value. The franchise focus of the Fund is based on the Subadviser's belief that the intangible assets underlying a strong business franchise (such as patents, copyrights, brand names, licenses or distribution methods) of issuers are difficult to create or to replicate and that carefully selected franchise companies can yield above-average potential for long-term capital appreciation.

The Subadviser relies on its research capabilities, analytical resources and judgment to identify and monitor franchise businesses meeting its investment criteria. The Subadviser believes that the number of issuers with strong business franchises meeting its criteria may be limited, and accordingly, the Fund may concentrate its holdings in a relatively small number of companies but may invest up to 25% in a single industry. The Subadviser generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria or that replacing the holding with another investment may improve the Fund's valuation and/or quality.

The Subadviser may invest in certain derivative instruments, such as options, swaps, forwards futures, options on futures and currency related transactions, and may use certain techniques, such as hedging, to manage the risks of investing in foreign and emerging markets. However, the Subadviser cannot guarantee that it will be practical to hedge these risks in certain markets or under particular conditions or that it will succeed in doing so.

The Fund is non-diversified. This means that the percentage of its assets invested in any single issuer is not limited by the 1940 Act. When the Fund's assets are invested in the securities of a limited number of issuers or it holds a large portion of its assets in a few issuers, the value of its shares will be more susceptible to any single economic, political or regulatory event affecting those issuers or their securities than shares of a diversified fund.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective.

The following is a summary of the principal risks to which the Fund's portfolio as a whole is subject. As changes occur in a Fund's portfolio holdings, the risks to which the portfolio is subject may also change. See the section "Principal Investment Risks" later in this prospectus for a more detailed discussion of these risks.
* MARKET RISK The market value of portfolio securities may go up or down, sometimes rapidly and unpredictably.
* ISSUER RISK The value of a security may decline for a number of reasons directly related to the issuer of the security.
* SELECTION RISK When a fund is actively managed, there can be no guarantee that investment decisions made for the fund will produce the desired results. Selection risk is sometimes known as "management risk."

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                      AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND
--------------------------------------------------------------------------------
* FOREIGN RISK Investing in the securities of non-U.S. issuers involves a number of risks, such as fluctuations in currency values, adverse political, social or economic developments, and differences in social and economic developments or policies.
* EMERGING MARKETS RISK Emerging markets may have less developed or more volatile trading markets, less developed legal and accounting systems, and greater likelihood of government restrictions, nationalization, or confiscation than developed countries.
* VALUE STOCKS RISK Value investing emphasizes stocks of undervalued companies whose characteristics may lead to improved valuations. Value stocks may lose favor with investors, or their valuations may not improve as anticipated.
* CAPITALIZATION RISK Investing in small to midsized companies creates risk because smaller companies may have unpredictable or limited earnings, and their securities may be less liquid or experience more volatile prices than those of large companies.
* FOCUSED INVESTMENT RISK Investing in a relatively small number of issuers, industries, or regions involves added risk. Changes in the value of a single security or a single economic, political, or regulatory event may have a large impact on the value of the Fund's portfolio.
* DERIVATIVES RISK Investing in derivative instruments involves risks that may be different from or greater than the risks associated with investing directly in securities or other traditional investments.
* CURRENCY RISK Investing in securities that trade in and receive revenues in foreign currencies creates risk because foreign currencies may decline relative to the U.S. dollar, resulting in a potential loss to the Fund. In the case of hedging positions, the U.S. dollar may decline in value relative to the currency that has been hedged.
* NON-DIVERSIFICATION RISK Because the Fund is non-diversified, it invests in the securities of a limited number of issuers, making the value of the Fund's portfolio more vulnerable to a single adverse economic, political, or regulatory event.

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:                                                                             THIS FUND
                                                                                                                        MAY NOT BE
                                                                                                                        APPROPRIATE
                                                                                                                        FOR SOMEONE:
* Seeking capital appreciation over the long-term                                                                       * Seeking
                                                                                                                          safety of
                                                                                                                          principal
* Are not seeking current income from your investment                                                                   * Investing
                                                                                                                          for the
                                                                                                                          short-term
                                                                                                                          or
                                                                                                                          investing
                                                                                                                          emergency
                                                                                                                          reserves
* Are willing to accept the risks and uncertainties of investing in a portfolio of equity securities of issuers         * Looking
  throughout the world, including emerging market countries                                                               primarily
                                                                                                                          for
                                                                                                                          regular
                                                                                                                          income
* Can withstand the volatility in the value of your shares in the Fund
* Investing for long-term goals, such as retirement

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                      AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND
--------------------------------------------------------------------------------

PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE

[BAR CHART GRAPHIC
2004 12.21%, 2005 11.64%, 2006 21.25%, 2007 9.82%, 2008 -28.56%]

    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                Highest (Q4, 2004) 12.03%
                Lowest (Q4, 2008)  -13.07%

AVERAGE ANNUAL TOTAL RETURNS

                                     INCEPTION ONE YEAR ENDED DECEMBER 31, 2008 FIVE YEARS ENDED DECEMBER 31, 2008
                                                                                                                   SINCE INCEPTION
AZL Van Kampen Global Franchise Fund 5/1/2003              -28.56%                            3.57%                     7.12%
MSCI World Index                                           -40.71%                            -0.51%                    4.59%

The Fund's performance is compared to the Morgan Stanley Capital International
(MSCI) World Index, an unmanaged market capitalization-weighted equity index which monitors the performance of stocks from around the world. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                      AZL[R] VAN KAMPEN GLOBAL FRANCHISE FUND
--------------------------------------------------------------------------------

FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following table presents the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund's net annual operating expenses are reflected in the share price of the Fund. The Fund is offered exclusively as an investment option for variable contracts. The table below reflects only Fund expenses and does not reflect contract fees and expenses. Please refer to the contract prospectus for a description of those fees and expenses.

 Management Fee[(1)]                        0.95%
 Distribution (12b-1) Fees[(2)]             0.25%
 Other Expenses                             0.15%
 Total Annual Fund Operating Expenses       1.35%
 Fee Waiver[(3)]                            0.00%
 Net Annual Fund Operating Expenses[(1)(3)] 1.35%

(1)As of the date of this prospectus, the Manager is voluntarily reducing the management fee to 0.95% on the first $100 million, 0.90% on the next $100 million, and 0.85% thereafter. The Manager reserves the right to increase the management fee to the amount shown in the table above at any time. If the voluntary management fee reduction were reflected in the table, the Net Annual Fund Operating Expenses would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets as payment for distributing its shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses, excluding certain expenses (such as interest expense), to 1.39% through April 30, 2010. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

 1 YEAR 3 YEARS 5 YEARS 10 YEARS
  $137   $428    $739    $1,624

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

PRINCIPAL INVESTMENT RISKS
The following are general risks of investing in the Funds:

CAPITALIZATION RISK
* AZL BlackRock To the extent the Fund invests significantly in small and/or mid-capitalization companies, it may have
  Capital       capitalization risk. These companies may present additional risk because they have less predictable earnings or no
  Appreciation  earnings, more volatile share prices and less liquid securities than large capitalization companies. These
  Fund          securities may fluctuate in value more than those of larger, more established companies and, as a group, may suffer
* AZL JPMorgan  more severe price declines during periods of generally declining stock prices. The shares of smaller companies tend
  U.S. Equity   to trade less frequently than those of larger, more established companies, which can adversely affect the price of
  Fund          smaller companies' securities and the Fund's ability to sell them when the portfolio manager deems it appropriate.
* AZL Van       These companies may have limited product lines, markets, or financial resources, or may depend on a limited
  Kampen Global management group. The value of some of the Fund's investments will rise and fall based on investor perception rather
  Franchise     than economic factors.
  Fund

CONVERTIBLE SECURITIES RISK
* AZL AIM        The values of the convertible securities in which the Fund may invest also will be affected by market interest
  International  rates, the risk that the issuer may default on interest or principal payments and the value of the underlying
  Equity Fund    common stock into which these securities may be converted. Specifically, since these types of convertible
* AZL BlackRock  securities pay fixed interest and dividends, their values may fall if market interest rates rise, and rise if
  Capital        market interest rates fall. Additionally, an issuer may have the right to buy back certain of the convertible
  Appreciation   securities at a time and at a price that is unfavorable to the Fund.
  Fund

CREDIT RISK
* AZL BlackRock Credit risk is the chance that the issuer of a debt security will fail to repay interest and principal in a timely
  Capital       manner, reducing the Fund's return. Also, an issuer may suffer adverse changes in financial condition that could
  Appreciation  lower the credit quality and liquidity of a security, leading to greater volatility in the price of the security and
  Fund          the Fund's shares.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

CURRENCY RISK
* AZL AIM        Funds that invest in securities that trade in, and receive revenues in, foreign currencies are subject to the risk
  International  that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that
  Equity Fund    the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries
* AZL            may fluctuate significantly over short periods of time for a number of reasons, including changes in interest
  International  rates, intervention (or failure to intervene) by the U.S. or foreign governments, central banks, or supranational
  Index Fund     authorities, such as the International Monetary Fund, or by the imposition of currency controls or other political
* AZL Van Kampen developments in the U.S. or abroad. As a result, the Fund's investments with exposure to foreign currency
  Global         fluctuations may decline in value (in terms of the U.S. dollar) and reduce the returns of the Fund.
  Franchise Fund


DERIVATIVES RISK
* AZL BlackRock  The AZL PIMCO Fundamental IndexPLUS Total Return Fund, the AZL TargetPLUS Balanced Fund, the AZL TargetPLUS Growth
  Capital        Fund, and the AZL TargetPLUS Moderate Fund invest in derivatives. The other Funds listed may invest in derivatives.
  Appreciation   A derivative is a financial contract whose value depends on, or is derived from, the value of an underlying asset,
  Fund           reference rate, or risk. Funds typically use derivatives as a substitute for taking a position in the underlying
* AZL            asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency
  International  risk. Funds may also use derivatives for leverage, in which case their use would involve leveraging risk. Use of
  Index Fund     derivative instruments involves risks different from, or possibly greater than, the risks associated with investing
* AZL JPMorgan   directly in securities and other traditional investments. Derivatives are subject to a number of other risks, such
  U.S. Equity    as liquidity risk, interest rate risk, market risk, credit risk, and management risk. Derivatives also involve the
  Fund           risk of mispricing or improper valuation and the risk that changes in the value may not correlate perfectly with
* AZL S&P 500    the underlying asset, rate, or index. Using derivatives may result in losses, possibly in excess of the principal
  Index Fund     amount invested. Also, suitable derivative transactions may not be available in all circumstances. The counterparty
* AZL Van Kampen to a derivatives contract could default. As required by applicable law, any Fund that invests derivatives
  Global         segregates cash or liquid securities, or both, to the extent that its obligations under the instrument (for
  Franchise Fund example, forward contracts and futures that are required to "cash settle") are not covered through ownership of the underlying security, financial instrument, or currency. For more information, see "Additional Information on
                 Portfolio Instruments and Investment Policies - Derivative Instruments" in the Funds' Statement of Additional
                 Information.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

EMERGING MARKETS RISK
* AZL AIM        In addition to the risks described under "Foreign Risk", issuers in emerging markets may present greater risk than
  International  investing in foreign issuers generally. Emerging markets may have less developed trading markets and exchanges
  Equity Fund    which may make it more difficult to sell securities at an acceptable price and their prices may be more volatile
* AZL Van Kampen than securities of companies in more developed markets. Settlements of trades may be subject to greater delays so
  Global         that the Fund may not receive the proceeds of a sale of a security on a timely basis. Emerging countries may also
  Franchise Fund have less developed legal and accounting systems and investments may be subject to greater risks of government restrictions, nationalization, or confiscation.

ETF AND INVESTMENT COMPANY RISK
* AZL       The Fund may invest in ETFs or shares of open-end or closed-end investment companies, including single country funds.
  JPMorgan  Investing in another investment company exposes the Fund to all the risks of that investment company and, in general,
  U.S.      subjects it to a pro rata portion of the other investment company's fees and expenses.
  Equity
  Fund

FOCUSED INVESTMENT RISK
* AZL Van    Focusing investments in a small number of issuers, industries, or regions increases risk. Funds that invest in a
  Kampen     relatively small number of issuers may have more risk because changes in the value of a single security or the impact
  Global     of a single economic, political, or regulatory occurrence may have a greater impact on the Fund's net asset value. Some
  Franchise  of those issuers also may present substantial credit or other risks. The Fund may from time to time have greater risk
  Fund       if it invests a substantial portion of its assets in companies in related industries, such as technology or financial and business services, that may share common characteristics and are often subject to similar business risks and regulatory burdens. The securities of companies in similar industries may react similarly to economic, market, political, or other developments.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

FOREIGN RISK
* AZL AIM        Because the Fund invests in securities of foreign issuers, it may be subject to risks not usually associated with
  International  owning securities of U.S. issuers. These risks include, among others, adverse fluctuations in foreign currency
  Equity Fund    values as well as adverse political, social and economic developments affecting a foreign country, including the
* AZL            risk of nationalization, expropriation or confiscatory taxation. In addition, foreign investing involves less
  International  publicly available information, and more volatile or less liquid securities markets. Investments in foreign
  Index Fund     countries could be affected by factors not present in the U.S., such as restrictions on receiving the investment
* AZL JPMorgan   proceeds from a foreign country, confiscatory foreign tax laws, and potential difficulties in enforcing contractual
  U.S. Equity    obligations. Transactions in foreign securities may be subject to less efficient settlement practices, including
  Fund           extended clearance and settlement periods. Foreign accounting may be less revealing than U.S. accounting practices.
* AZL Van Kampen Foreign regulation may be inadequate or irregular. Owning foreign securities could cause the Fund's performance to
  Global         fluctuate more than if it held only U.S. securities.
  Franchise Fund


GROWTH STOCKS RISK
* AZL AIM        The returns on growth stocks may or may not move in tandem with the returns on other categories of stocks, or the
  International  stock market as a whole. Growth stocks may be particularly susceptible to rapid price swings during periods of
  Equity Fund    economic uncertainty or in the event of earnings disappointments. Further, growth stocks typically have little or
* AZL BlackRock  no dividend income to cushion the effect of adverse market conditions. To the extent a growth style of investing
  Capital        emphasizes certain sectors of the market, such investments will be more sensitive to market, political, regulatory
  Appreciation   and economic factors affecting those sectors.
  Fund

INDEX FUND RISK
* AZL            The Fund uses an indexing strategy. It does not attempt to manage market volatility, use defensive strategies, or
  International  reduce the effects of any long-term periods of poor stock performance. The correlation between the performance of
  Index Fund     the Fund and the performance of the index may be affected by the Fund's expenses, changes in securities markets,
* AZL S&P 500    selection of certain securities for the portfolio to represent the index, changes in the composition of the index,
  Index Fund     and the timing of purchases and redemptions of Fund shares.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

INTEREST RATE RISK
* AZL AIM        Interest rate risk is the chance that the value of the bonds the Fund holds will decline due to rising interest
  International  rates. When interest rates rise, the price of most bonds goes down. The price of a bond is also affected by its
  Equity Fund    maturity. Bonds with longer maturities generally have greater sensitivity to changes in interest rates.
* AZL BlackRock
  Capital
  Appreciation
  Fund

ISSUER RISK
        The value of a security may decline for a number of reasons that directly relate to the issuer, such as management
* All   performance, financial leverage, and reduced demand for the issuer's products or services.
  of
  the
  Funds

LEVERAGING RISK
* AZL BlackRock Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse
  Capital       repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery, or forward
  Appreciation  commitment transaction. The use of derivatives may also create leveraging risk. To mitigate leveraging risk, the
  Fund          Fund will segregate or "earmark" liquid assets or otherwise cover transactions that may give rise to such risk. The use of leverage may cause a Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. In addition, leverage, including borrowing, may exaggerate the effect of any increase or decrease in the value of a Fund's portfolio securities.

MARKET RISK
* All   The market price of securities owned by the Fund may go up or down, sometimes rapidly and unpredictably. Securities may
  of    decline in value due to factors affecting securities markets generally or particular industries represented in the
  the   securities markets. The value of a security may decline due to general market conditions that are not specifically related
  Funds to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. The value of the Fund's portfolio may fluctuate to a greater or lesser degree than fluctuations of the general stock market. For those Funds that invest in stocks of foreign companies, the value of the Fund's portfolio will be affected by changes in foreign stock markets and the special economic and other factors that might primarily affect stock markets in particular foreign countries and regions. Equity securities generally have greater price volatility than fixed income securities.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

NON-DIVERSIFICATION RISK
* AZL Van    The Fund is non-diversified. This means that the percentage of its assets invested in any single issuer is not limited
  Kampen     by the 1940 Act. When the Fund's assets are invested in the securities of a limited number of issuers or it holds a
  Global     large portion of its assets in a few issuers, the value of its shares will be more susceptible to any single economic,
  Franchise  political or regulatory event affecting those issuers or their securities than shares of a diversified fund.
  Fund

PORTFOLIO TURNOVER
* AZL       The Fund may actively and frequently trade its portfolio securities or may turn over a significant portion of its
  JPMorgan  portfolio securities in a single year. High portfolio turnover (100% or more) results in higher transaction costs and
  U.S.      can adversely affect the Fund's performance.
  Equity
  Fund

REAL ESTATE INVESTMENTS RISK
* AZL       The performance of real estate investments (REITs) depends on the strength of real estate markets, REIT management and
  JPMorgan  property management which can be affected by many factors, including national and regional economic conditions.
  U.S.
  Equity
  Fund
* AZL S&P
  500 Index
  Fund

SELECTION RISK (ALSO KNOWN AS "MANAGEMENT RISK")
* AZL AIM        The Fund is an actively managed investment portfolio. The portfolio manager(s) make investment decisions for the
  International  Fund's assets. The investment approach of some Funds emphasizes buying and holding securities, even through adverse
  Equity Fund    markets, while the investment approach of other Funds emphasizes frequent trading in order to take advantage of
* AZL BlackRock  short-term market movements. However, there can be no guarantee they will produce the desired results and poor
  Capital        security selection may cause the Fund to underperform its benchmark index or other funds with similar investment
  Appreciation   objectives.
  Fund
* AZL JPMorgan
  U.S. Equity
  Fund
* AZL Van Kampen
  Global
  Franchise Fund

VALUE STOCKS RISK
* AZL        The value style of investing emphasizes stocks of undervalued companies whose characteristics may lead to improved
  JPMorgan   valuations. These stocks may remain undervalued because value stocks, as a category, may lose favor with investors
  U.S.       compared to other categories of stocks or because the valuations of these stocks do not improve in response to changing
  Equity     market or economic conditions.
  Fund
* AZL Van
  Kampen
  Global
  Franchise
  Fund

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
MORE ABOUT THE FUNDS
--------------------------------------------------------------------------------

MORE ABOUT THE FUNDS
Investors should carefully consider their investment goals and willingness to tolerate investment risk before allocating their investment among the Funds. The Funds have the flexibility to make portfolio investments and engage in other investment techniques that are in addition to the principal strategies discussed in this prospectus. More information on the Funds' investment strategies and risks may be found in the SAI (see back cover).

Unless otherwise indicated, any percentage limitation on a Fund's holdings which is set forth in the Risk/Return Summaries above is applied only when securities of the kind in question are purchased.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
                                       32
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--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

FUND MANAGEMENT

THE MANAGER
Allianz Investment Management LLC serves as the Manager for the Funds pursuant to the terms of an investment management agreement. The Manager has signed subadvisory agreements or portfolio management agreements ("Subadvisory Agreements") with various Subadvisers for portfolio management functions for the Funds. The Subadvisers manage the portfolio securities of the Funds and provide additional services including research, selection of brokers and similar services. The Manager compensates the Subadvisers for their services as provided in the Subadvisory Agreements. A discussion of the Board of Trustees' basis for approving the Funds' Investment Management Agreement with the Manager and the Subadvisory Agreements with the Subadvisers is available in the Funds' Annual Reports for the year ended December 31, 2008, or will be available in the Funds' Semi-Annual Reports for the six-month period ended June 30, 2009.

The Manager was established as an investment adviser by Allianz Life Insurance Company of North America in April 2001. The Manager evaluates and selects subadvisers for the Trust, subject to the oversight of the Board of Trustees, and to a more limited extent, provides investment advice with regard to selection of individual portfolio securities. In addition, the Manager constantly evaluates possible additional or alternative subadvisers for the Trust. The Manager currently acts as Manager of all of the Funds of the Trust. The Manager's other clients are the Allianz Variable Insurance Products Fund of Funds Trust and two unregistered investment pools. As of December 31, 2008, the Manager had aggregate assets under management of $5.8 billion. The Manager monitors and reviews the activities of each of the Subadvisers.

Jeffrey W. Kletti is the portfolio manager of the Funds. Mr. Kletti is a Chartered Financial Analyst and joined Allianz Life Insurance Company of North America (Allianz Life), the parent of the Manager, in 2000. Mr. Kletti served as senior vice president of the Manager from its inception in 2001 until he was elected its president in 2005. Previously, Mr. Kletti held positions with Fortis Financial Group, IAI Mutual Funds, and Kemper Financial Services.

The Manager's address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.


THE SUBADVISERS OF THE FUNDS

SUBADVISER                                                                                                            FUND(S)
BLACKROCK CAPITAL MANAGEMENT, INC. ("BLACKROCK CAPITAL") was organized in 1994 to perform advisory services for       AZL BlackRock
investment companies and has its principal offices at 100 Bellevue Parkway, Wilmington, DE 19809. BlackRock Capital   Capital
is a wholly-owned, indirect subsidiary of BlackRock, Inc. BlackRock, Inc., one of the largest publicly traded         Appreciation
investment management firms in the United States having, together with its affiliates, approximately $1.31 trillion   Fund
in investment company and other assets under management as of December 31, 2008. BlackRock, Inc. is an affiliate of
The PNC Financial Services Group, Inc.

BLACKROCK INVESTMENT MANAGEMENT, LLC ("BLACKROCK INVESTMENT") has its principal offices at 800 Scudders Mill Road,    AZL
Plainsboro, NJ 08536. BlackRock Investment is a wholly-owned, indirect subsidiary of BlackRock, Inc., one of the      International
largest publicly traded investment management firms in the United States having, together with its affiliates,        Index Fund
approximately $1.31 trillion in investment company and other assets under management as of December 31, 2008.
BlackRock, Inc. is an affiliate of The PNC Financial Services Group, Inc.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
                                       33

--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

THE DREYFUS CORPORATION ("DREYFUS") is located at 200 Park Avenue, New York, NY 10166. Founded in 1947, Dreyfus       AZL S&P 500
manages approximately $346 billion in 195 mutual fund portfolios as of February 28, 2009. Dreyfus is the primary      Index Fund
mutual fund business of The Bank of New York Mellon Corporation, a leading global provider of investment management products and services that offers a broad range of equity, fixed-income, hedge and liquidity management products through individual asset management companies and multiple distribution channels. The Bank of New York Mellon
Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. BNY Mellon has more than $20.2 trillion in assets under custody or administration and $928 billion in  under management.

INVESCO AIM CAPITAL MANAGEMENT, INC. ("INVESCO AIM) is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046- AZL AIM
1173. Invesco Aim has acted as an investment advisor since its organization in 1976 and advises together with its     International
affiliates, over 225 investment portfolios. Assets under management by Invesco Aim and its affiliate as of December   Equity Fund
31, 2008 were approximately $134 billion. It is anticipated that, on or about the end of the fourth quarter of 2009,
Invesco Aim, Invesco Global and Invesco Institutional will be combined into a single entity, which will be named
Invesco Advisers, Inc. The combined entity will serve as the fund's investment adviser.  Invesco Advisers, Inc. will provide substantially the same services as are currently provided by the three existing separate entities. Further information about this combination will be posted on http://www.invescoaim.com on or about the closing date of the transaction.

J.P. MORGAN INVESTMENT MANAGEMENT INC. ("JPMIM") is a wholly-owned subsidiary of J.P. Morgan Asset Management         AZL JPMorgan
Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co., a bank holding company. JPMIM is located   U.S. Equity
at 245 Park Avenue, New York, NY 10167. At December 31, 2008, JPMIM and its affiliates had $1.1 trillion in assets    Fund
under management.

VAN KAMPEN ASSET MANAGEMENT ("VKAM") is a wholly-owned subsidiary of Van Kampen Investments Inc. ("Van Kampen") and   AZL Van Kampen
was founded in 1927. Van Kampen, together with its affiliated asset management companies, had approximately $404.2    Global
billion under management or supervision as of December 31, 2008. Van Kampen is a wholly-owned subsidiary of MSAM      Franchise Fund
Holdings II, Inc. which is a wholly-owned subsidiary of Morgan Stanley. The offices of Van Kampen Asset Management are located at 522 Fifth Avenue, New York, NY 10036.

THE PORTFOLIO MANAGERS OF THE FUNDS
AZL AIM INTERNATIONAL EQUITY FUND
The following individuals are jointly and primarily responsible for the day-to-day management of the Fund: Shuxin Cao, Senior Portfolio Manager, has been responsible for the Fund since 2003 and has been associated with Invesco Aim and/or its affiliates since 1997. Jason T. Holzer, Senior Portfolio Manager, has been responsible for the Fund since 1999 and has been associated with Invesco Aim and/or its affiliates since 1996. Clas G. Olsson, (lead portfolio manager with respect to the Fund's investments in Europe and Canada), Senior Portfolio Manager, has been responsible for the Fund since 1997 and has been associated with Invesco Aim and/or its affiliates since 1994. Barrett K. Sides, (lead portfolio manager with respect to the Fund's investments in Asia Pacific and Latin America), Senior Portfolio Manager, has been responsible for the Fund since 1995 and has been associated with Invesco Aim and/or its affiliates since 1990. Matthew W. Dennis, Portfolio Manager, has been responsible for the Fund since 2003 and has been associated with Invesco Aim and/or its affiliates since 2000.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

The lead managers generally have final authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which the lead managers may perform these functions, and the nature of these functions, may change from time to time.

They are assisted by Invesco Aim's Asia Pacific/Latin America and Europe/Canada Teams which are comprised of portfolio managers and research analysts. Team members provide research support and make securities recommendations with respect to the Fund but do not have any day-to-day management responsibilities with respect to the Fund. Members of the team may change from time to time.

AZL BLACKROCK CAPITAL APPRECIATION FUND
The fund management team is led by Jeffrey R. Lindsey, CFA, Managing Director at BlackRock Capital Management, Inc. (BlackRock Capital), and Edward P. Dowd, Managing Director at BlackRock Capital. Mr. Lindsey and Mr. Dowd also lead the portfolio management team of the BlackRock Exchange Fund.

Mr. Lindsey and Mr. Dowd joined BlackRock following the merger with State Street Research & Management Company (SSRM) in 2005. Mr. Lindsey is head of BlackRock Capital's Large Cap Growth equity team. He is primarily responsible for the financials and health care sectors. Mr. Lindsey, as Managing Director at SSRM, headed the Mid- and Large-Cap Growth Teams. He joined SSRM in 2002 and was promoted to Chief Investment Officer-Growth in 2003. He was responsible for overseeing all of the firm's growth and core products. He was the co-portfolio manager of the State Street Legacy Fund and the firm's large cap growth institutional portfolios. Prior to joining SSRM, he spent eight years at Putnam Investments, most recently as Managing Director and Director of Concentrated Growth Products.

Mr. Dowd joined BlackRock Capital as a Director following the SSRM merger, and was promoted to Managing Director in 2006. He is primarily responsible for the technology and energy sectors. Prior to joining BlackRock Capital, Mr. Dowd was a Vice President at SSRM. He was employed by SSRM beginning in 2002 and was a co-portfolio manager of the SSR Legacy Fund. During the prior five years, he also served as a Senior Vice President and Technology Sector Leader for Independence Investment LLC and as an equity research associate at Donaldson, Lufkin & Jenrette.

AZL INTERNATIONAL INDEX FUND
Debra Jelilian, Managing Director and portfolio manager, is a member of BlackRock's Quantitative Investments and Transition Management teams. She is responsible for index strategies and transition management. Ms. Jelilian's service with the firm dates back to 1999, including her years with Merrill Lynch Investment Managers (MLIM), which merged with BlackRock in 2006. At MLIM, she was a member of the Quantitative Investments team, responsible for the management of MLIM's equity index portfolios and leading MLIM's transition management efforts in the Americas. She was also a member of the Quantitative Investment Committee. Prior to joining MLIM in 1999, she worked as a U.S. index fund manager for Bankers Trust, where she handled Bankers Trust's index fund transition management. Ms. Jelilian earned a BA degree in romance languages from Manhattanville College in 1990.

AZL JPMORGAN U.S. EQUITY FUND
The portfolio management team is led by Thomas Luddy, Managing Director of JPMIM and a CFA charterholder, and Susan Bao, Vice President of JPMIM and a CFA charterholder. Mr. Luddy has held numerous key positions in the firm, including Global Head of Equity, Head of Equity Research, and Chief Investment Officer. He began as an equity research analyst, becoming a portfolio manager in 1982. Ms. Bao has been a portfolio manager in the U.S. Equity Group since 2002 and has been employed by the firm since 1997.

AZL S&P 500 INDEX FUND AND AZL SMALL CAP STOCK INDEX FUND
Thomas Durante, CFA, is the primary portfolio manager of the AZL S&P 500 Index Fund and the AZL Small Cap Stock Index Fund, and has been employed by The Bank of New York Mellon since 1982. He is also a portfolio manager with Mellon Capital Management, an affiliate of Dreyfus.

AZL VAN KAMPEN GLOBAL FRANCHISE FUND
The Fund's portfolio is managed within the Subadviser's Global Franchise team. The current members of the team include Hassan Elmasry, Managing Director of the Subadviser, Paras Dodhia and Michael Allison, each an Executive Director of the Subadviser, and Jayson Vowles, Vice President of the Subadviser.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

Mr. Elmasry is the lead portfolio manager of the Global Franchise strategy and has 24 years' investment experience. He is supported by Michael Allison, Paras Dodhia and Jayson Vowles, the strategy's dedicated portfolio managers. Messrs. Allison, Dodhia and Vowles have 12, 9, and 8 years of investment experience respectively. As lead portfolio manager, Mr. Elmasry has ultimate responsibility for stock selection and portfolio construction.

The composition of the team may change without notice from time to time. See below for more information about the portfolio managers.

* Michael Allison has worked for the Subadviser since 2000 and has managed the AZL Van Kampen Global Franchise Fund since February 2005.
* Paras Dodhia has worked for the Subadviser since 2002 and has managed the AZL Van Kampen Global Franchise Fund since 2003.
* Hassan Elmasry, has worked for the Subadviser since 1995 and has managed the AZL Van Kampen Global Franchise Fund since April 2002.
* Jayson Vowles has worked for the Subadviser since 2003 and has managed the AZL Van Kampen Global Franchise Fund since 2003.

MORE INFORMATION ABOUT FUND MANAGEMENT
The Manager is a subsidiary of Allianz SE, one of the world's largest insurance and financial services companies. Allianz SE is headquartered in Munich, Germany and has operations in more than 70 countries. As of December 31, 2008, Allianz SE had third-party assets under management of $991 billion. In North America, Allianz SE subsidiaries are engaged in the life insurance, property/casualty insurance, broker-dealer, banking, investment adviser, and mutual fund businesses.

The SAI has more detailed information about the Manager, the Subadvisers and other service providers. The SAI also provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Funds.

DUTIES OF THE MANAGER AND SUBADVISERS
Within the scope of an investment program approved by the Board of Trustees, the Manager oversees the AZL Funds and the selection of Subadvisers and advises on the Funds' investment policies. The Subadvisers determine which securities are bought and sold, and in what amounts. The Manager continuously monitors the performance of various investment management organizations, including the Subadvisers, and generally oversees the services provided to Allianz VIP Funds by its administrator, custodian and other service providers. Further information about the Subadvisers is included in the SAI.

The Manager is paid a fee as set forth under "Fees" below, by the Fund for its services, which includes any fee paid to the Subadviser.

Each of these Funds and the Manager, under an order received from the Securities and Exchange Commission ("SEC") on September 17, 2002, may enter into and materially amend agreements with Subadvisers without obtaining shareholder approval. This type of structure is commonly known as a "Manager of Managers" structure. For any Fund that is relying on the order, the Manager may:
* hire one or more subadvisers;
* change subadvisers; and
* reallocate management fees between itself and subadvisers.

The Manager continues to have the ultimate responsibility for the investment performance of these Funds due to its responsibility to oversee Subadvisers and recommend their hiring, termination and replacement. No Fund will rely on the order until it receives approval from:
* its shareholders; or
* the Fund's sole initial shareholder before the Fund is available to the public, and the Fund states in its prospectus that it intends to rely on the order. The Manager will not enter into an agreement with an affiliated subadviser without that

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

  agreement, including the compensation to be paid under it, being similarly approved except as may be permitted by applicable law.

PAYMENTS TO AFFILIATED INSURANCE COMPANIES
Currently, the Funds are available as underlying investment options of variable annuity contracts and variable life insurance policies (the "Products") offered by Allianz Life Insurance Company of North America and its affiliates (the "Affiliated Insurance Companies"), which are also affiliates of the Manager. In addition to the Funds, these products include other funds for which the Manager is not the investment manager (the "Nonproprietary Funds"). The Affiliated Insurance Companies may receive payments from the sponsors of the Nonproprietary Funds as a result of including them as investment options in the Products. Similarly, the Affiliated Insurance Companies are allocated resources, including revenue earned by the Manager for providing investment management and other services to the Funds, as a result of including the Funds in the Products. The amount of payments from Nonproprietary Funds or allocations of resources from the Manager varies, and may be significant and may create an incentive for the Affiliated Insurance Companies regarding its decision of which funds to include in the Products.

OTHER ADMINISTRATIVE SERVICES
The Affiliated Insurance Companies provide administrative and other services to the contract and policy owners on behalf of the funds, including the Funds and the Nonproprietary Funds, that are available under the Products. The Affiliated Insurance Companies may receive payment for these services.

TRANSFER SUPPORTED FEATURES OF CERTAIN ANNUITY CONTRACTS
The Funds may be offered under certain variable annuities that have guaranteed value or benefit features that are supported by automatic transfers between investment choices available under the product (the "Transfer Supported Features"). If the Transfer Supported Features are available to you, they are described in the prospectus for your variable annuity contract. These features may be known as the Guaranteed Account Value Benefit, Guaranteed Principal Value Benefit, the PRIME Plus Benefit, the Lifetime Plus Benefit, the Lifetime Plus II Benefit, Target Date Retirement Benefit, or another name. Under the Transfer Supported Features, contract values may be rebalanced periodically. This rebalancing can cause a fund, including the Funds, to incur transactional expenses as it buys or sells securities to manage asset inflows or outflows. During periods of market volatility, brokerage fees resulting from such transfers could increase substantially. Also, large outflows from a fund may increase expenses attributable to the assets remaining in the fund. These increased expenses can have an adverse impact on the performance of an affected fund and on contract or policy owners who have assets allocated to it. Even if you do not participate in the Transfer Supported Programs you may be impacted if you allocate assets to a fund, including the Funds, that is affected by transfers under the Transfer Supported Features.

MANAGEMENT FEES
Each Fund paid the Manager a fee for advisory services (including subadvisory fees) during 2008 at the annual rate shown on the following table, before and after fee waivers:

                                          PERCENTAGE OF AVERAGE     PERCENTAGE OF AVERAGE
                                        NET ASSETS AS OF 12/31/08 NET ASSETS AS OF 12/31/08
                                           BEFORE FEE WAIVERS         AFTER FEE WAIVERS
AZL AIM International Equity Fund                 0.90%                     0.90%
AZL BlackRock Capital Appreciation Fund           0.80%                     0.79%
AZL International Index Fund*                      NA                        NA
AZL JPMorgan U.S. Equity Fund                     0.80%                     0.72%
AZL S&P 500 Index Fund                            0.17%                     0.03%
AZL Van Kampen Global Franchise Fund              0.95%                     0.90%

*Fund had not commenced operations during fiscal year 2008.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
                                       37
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FUND MANAGEMENT
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LEGAL PROCEEDINGS
As of August 7, 2009 the Manager is not aware of any material pending legal proceedings, other than routine litigation incidental to the conduct of their respective businesses, to which the Funds, the Manager or the principal underwriter is a party. However, some of the Subadvisers currently are the subject of investigations or proceedings which relate to their management of other mutual funds. Brief descriptions thereof are set forth below. Terms that are defined in the following legal proceedings apply only to the sections in which they appear. Such proceedings would be material only to the extent that they are likely to have a material adverse effect on the ability of the Subadviser to perform its agreement with the Manager.

BLACKROCK CAPITAL MANAGEMENT, INC.
BlackRock Capital Management, Inc. is not the subject of any litigation that is currently expected to be material to its business or have a material impact on the services BlackRock Capital Management, Inc. provides to its clients.

BLACKROCK INVESTMENT MANAGEMENT, LLC
BlackRock Investment Management, LLC is not the subject of any litigation that is currently expected to be material to its business or have a material impact on the services BlackRock Investment Management, Inc. provides to its clients.

THE DREYFUS CORPORATION
To the best of its knowledge, the Subadviser is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to the business.

INVESCO AIM CAPITAL MANAGEMENT, INC.

      Settled Enforcement Actions Related to Market Timing

      On October 8, 2004, INVESCO Funds Group, Inc. ("IFG") (the former investment advisor to certain AIM Funds), Invesco Aim and Invesco Aim Distributors reached final settlements with certain regulators, including the SEC, the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM Funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, Invesco Aim and Invesco Aim Distributors created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by Invesco Aim, which was done pursuant to the terms of the settlements. These two fair funds will be distributed in accordance with a methodology determined by Invesco Aim's independent distribution consultant ("IDC Plan"), in consultation with Invesco Aim and the independent trustees of the AIM Funds and approved by the staff of the SEC. Further details regarding the IDC Plan and planned distributions thereunder are available under the "About Us - SEC Settlement" section of Invesco Aim's website, available at http://www.invescoaim.com. Invesco Aim's website is not a part of this Statement of Additional Information or the prospectus of any AIM Fund.

      Regulatory Action Alleging Market Timing

      On August 30, 2005, the West Virginia Office of the State Auditor - Securities Commission ("WVASC") issued a Summary Order to Cease and Desist and Notice of Right to Hearing to Invesco Aim and Invesco Aim Distributors (Order No. 05-1318). The WVASC makes findings of fact that Invesco Aim and Invesco Aim Distributors entered into certain arrangements permitting market timing of the AIM Funds and failed to disclose these arrangements in the prospectuses for such Funds, and conclusions of law to the effect that Invesco Aim and Invesco Aim Distributors violated the West Virginia securities laws. The WVASC orders Invesco Aim and Invesco Aim Distributors to cease any further violations and seeks to impose monetary sanctions, including restitution to affected investors, disgorgement of fees, reimbursement of investigatory, administrative and legal costs and an "administrative assessment," to be determined by the Commissioner. Initial research indicates that these damages could be limited or capped by statute. By agreement with the Commissioner of Securities, Invesco Aim's time to respond to that Order has been indefinitely suspended.

      Private Civil Actions Alleging Market Timing

      Multiple civil lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG, Invesco Aim, Invesco Aim Management

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009
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FUND MANAGEMENT
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and certain related entities, certain of their current and former officers and/or certain unrelated third parties) based on allegations of improper market timing and related activity in the AIM Funds. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal and state securities laws; (ii) violation of various provisions of the Employee Retirement Income Security Act of 1974, as amended "ERISA"; (iii) breach of fiduciary duty; and/or (iv) breach of contract. These lawsuits were initiated in both Federal and state courts and seek such remedies as compensatory damages; restitution; injunctive relief; disgorgement of management fees; imposition of a constructive trust; removal of certain directors and/or employees; various corrective measures under ERISA; rescission of certain Funds' advisory agreements; interest; and attorneys' and experts' fees. A list identifying such lawsuits that have been served on IFG, Invesco Aim, the AIM Funds or related entities, or for which service of process has been waived is set forth in Appendix A-1.

      All lawsuits based on allegations of market timing, late trading, and related issues have been transferred to the United States District Court for the District of Maryland (the "MDL Court") for consolidated or coordinated pre-trial proceedings. Pursuant to an Order of the MDL Court, plaintiffs in these lawsuits consolidated their claims for pre-trial purposes into three amended complaints against various Invesco Aim- and IFG-related parties. The parties in the amended complaints have agreed in principle to settle the actions. A list identifying the amended complaints in the MDL Court and details of the settlements are included in Appendix A-1. Plaintiffs in two of the underlying lawsuits transferred to the MDL Court continue to seek remand of their action to state court. These lawsuits are identified in Appendix A-1.

      Private Civil Actions Alleging Improper Use of Fair Value Pricing

      Multiple civil class action lawsuits have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG and/or Invesco Aim) alleging that certain AIM Funds inadequately employed fair value pricing. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violations of various provisions of the Federal securities laws; (ii) common law breach of duty; and (iii) common law negligence and gross negligence. These lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory and punitive damages; interest; and attorneys' fees and costs. One lawsuit was settled and dismissed in May 2008; while the other has been consolidated into the MDL Court for pre-trial purposes. The lawsuit that has been served on IFG, Invesco Aim, the AIM Funds or related entities, or for which service of process has been waived is set forth in Appendix A-2.

                                  APPENDIX A-1

                   PENDING LITIGATION ALLEGING MARKET TIMING

      The following civil lawsuits, including purported class action and shareholder derivative suits, involve, depending on the lawsuit, one or more AIM Funds, IFG, Invesco Aim, Invesco Aim Management and certain related entities, certain of their current and former officers and/or certain unrelated third parties and are based on allegations of improper market timing and related activity in the AIM Funds. These lawsuits either have been served or have had service of process waived (with the exception of the Sayegh lawsuit discussed below).

RICHARD LEPERA, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO STOCK FUNDS, INC., INVESCO BOND FUNDS, INC., INVESCO SECTOR FUNDS, INC. AND DOE DEFENDANTS 1-100, in the District Court, City and County of Denver, Colorado, (Civil Action No. 03-CV-7600), filed on October 2, 2003. This claim alleges: common law breach of fiduciary duty; common law breach of contract; and common law tortious interference with contract. The plaintiff in this case is seeking: compensatory and punitive damages; injunctive relief; disgorgement of revenues and profits; and costs and expenses, including counsel fees and expert fees.

MIKE SAYEGH, ON BEHALF OF THE GENERAL PUBLIC, V. JANUS CAPITAL CORPORATION, JANUS CAPITAL MANAGEMENT LLC, JANUS INVESTMENT FUND, EDWARD J. STERN, CANARY CAPITAL PARTNERS LLC, CANARY INVESTMENT MANAGEMENT LLC, CANARY CAPITAL PARTNERS LTD., KAPLAN & CO. SECURITIES INC., BANK ONE CORPORATION, BANC ONE INVESTMENT ADVISORS, THE ONE GROUP MUTUAL FUNDS, BANK OF AMERICA CORPORATION, BANC OF AMERICA CAPITAL MANAGEMENT LLC, BANC OF AMERICA ADVISORS LLC, NATIONS FUND INC., ROBERT H. GORDON, THEODORE H. SIHPOL III, CHARLES D. BRYCELAND, SECURITY TRUST COMPANY, STRONG CAPITAL MANAGEMENT INC., JB OXFORD & COMPANY, ALLIANCE CAPITAL

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MANAGEMENT HOLDING L.P., ALLIANCE CAPITAL MANAGEMENT L.P., ALLIANCE CAPITAL
MANAGEMENT CORPORATION, AXA FINANCIAL INC., ALLIANCEBERNSTEIN REGISTRANTS, GERALD MALONE, CHARLES SCHAFFRAN, MARSH & MCLENNAN COMPANIES, INC., PUTNAM INVESTMENTS TRUST, PUTNAM INVESTMENT MANAGEMENT LLC, PUTNAM INVESTMENT FUNDS, AND DOES 1-500, in the Superior Court of the State of California, County of Los Angeles (Case No. BC304655), filed on October 22, 2003 and amended on December 17, 2003 to substitute INVESCO Funds Group, Inc. and Raymond R. Cunningham for unnamed Doe defendants. This claim alleges unfair business practices and violations of Sections 17200 and 17203 of the California Business and Professions Code. The plaintiff in this case is seeking: injunctive relief; restitution, including pre-judgment interest; an accounting to determine the amount to be returned by the defendants and the amount to be refunded to the public; the creation of an administrative process whereby injured customers of the defendants receive their losses; and counsel fees.

RAJ SANYAL, DERIVATIVELY ON BEHALF OF NATIONS INTERNATIONAL EQUITY FUND, V. WILLIAM P. CARMICHAEL, WILLIAM H. GRIGG, THOMAS F. KELLER, CARL E. MUNDY, JR., CORNELIUS J. PINGS, A. MAX WALKER, CHARLES B. WALKER, EDMUND L. BENSON, III, ROBERT H. GORDON, JAMES B. SOMMERS, THOMAS S. WORD, JR., EDWARD D. BEDARD, GERALD MURPHY, ROBERT B. CARROLL, INVESCO GLOBAL ASSET MANAGEMENT, PUTNAM INVESTMENT MANAGEMENT, BANK OF AMERICA CORPORATION, MARSICO CAPITAL MANAGEMENT, LLC, BANC OF AMERICA ADVISORS, LLC, BANC OF AMERICA CAPITAL MANAGEMENT, LLC, AND NATIONS FUNDS TRUST, in the Superior Court Division, State of North Carolina (Civil Action No. 03-CVS-19622), filed on November 14, 2003. This claim alleges common law breach of fiduciary duty; abuse of control; gross mismanagement; waste of fund assets; and unjust enrichment. The plaintiff in this case is seeking: injunctive relief, including imposition of a constructive trust; damages; restitution and disgorgement; and costs and expenses, including counsel fees and expert fees.

L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC. V. AMVESCAP, PLC, INVESCO, INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, AND CANARY CAPITAL PARTNERS, LTD., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003. This claim alleges violations of Section 36(b) of the Investment Company Act of 1940 ("Investment Company Act"), and common law breach of fiduciary duty. The plaintiff in this case is seeking damages and costs and expenses, including counsel fees and expert fees.

RICHARD RAVER, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO STOCK FUNDS, INC, AIM MANAGEMENT GROUP, INC., AIM STOCK FUNDS, AIM STOCK FUNDS, INC., AMVESCAP PLC, INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND, INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO INTERNATIONAL BLUE CHIP VALUE FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, EDWARD J. STERN, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., CANARY CAPITAL PARTNERS, LLC, AND DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act of 1933 (the "Securities Act"); Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); Rule 10b-5 under the Exchange Act; and Sections 34(b), 36(a) and 36(b) of the Investment Company Act. The claim also alleges common law breach of fiduciary duty. The plaintiffs in this case are seeking: damages; pre-judgment and post-judgment interest; counsel fees and expert fees; and other relief.

JERRY FATTAH, CUSTODIAN FOR BASIM FATTAH, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND (FORMERLY KNOWN AS INTERNATIONAL BLUE CHIP VALUE FUND), INVESCO LEISURE

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FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, AIM INVESCO S&P
500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, AIM MONEY MARKET FUND, AIM INVESCO TAX-FREE MONEY FUND, AIM INVESCO TREASURER'S MONEY MARKET RESERVE FUND, AIM INVESCO TREASURER'S TAX-EXEMPT RESERVE FUND, AIM INVESCO U.S. GOVERNMENT MONEY FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT INCOME FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, INVESCO, INVESCO LATIN AMERICAN GROWTH FUND (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS"), AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC. (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS REGISTRANTS"), AMVESCAP PLC, INVESCO FUNDS GROUP INC., TIMOTHY MILLER, RAYMOND CUNNINGHAM, THOMAS KOLBE, EDWARD STERN, AMERICAN SKANDIA INC., BREAN MURRAY & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., AND JOHN DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 03-F-2456), filed on December 4, 2003. This claim alleges violations of: Sections 11 and 15 of Securities Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The plaintiffs in this case are seeking: compensatory damages; rescission; return of fees paid; accounting for wrongfully gotten gains, profits and compensation; restitution and disgorgement; and other costs and expenses, including counsel fees and expert fees.

EDWARD LOWINGER AND SHARON LOWINGER, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND (FORMERLY KNOWN AS INTERNATIONAL BLUE CHIP VALUE FUND), INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, AIM INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, AIM MONEY MARKET FUND, AIM INVESCO TAX-FREE MONEY FUND, AIM INVESCO TREASURER'S MONEY MARKET RESERVE FUND, AIM INVESCO TREASURER'S TAX-EXEMPT RESERVE FUND, AIM INVESCO U.S. GOVERNMENT MONEY FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH-YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT INCOME FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, INVESCO; INVESCO LATIN AMERICAN GROWTH FUND (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS"), AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC. (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS REGISTRANTS"), AMVESCAP PLC, INVESCO FUNDS GROUP, INC., TIMOTHY MILLER, RAYMOND CUNNINGHAM, THOMAS KOLBE, EDWARD J. STERN, AMERICAN SKANDIA INC., BREAN MURRAY & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., AND JOHN DOES 1-100, in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003. This claim alleges violations of:
Sections 11 and 15 of the Securities Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Section 206 of the Advisers Act. The plaintiffs in this case are seeking: compensatory damages; rescission; return of fees paid; accounting for wrongfully gotten gains, profits and compensation; restitution and disgorgement; and other costs and expenses, including counsel fees and expert fees.

JOEL GOODMAN, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC. AND RAYMOND R. CUNNINGHAM, in the District Court, City and County of Denver, Colorado (Case Number 03CV9268), filed on December 5, 2003. This claim alleges common law breach of fiduciary duty and aiding

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and abetting breach of fiduciary duty.  The plaintiffs in this case are seeking:
injunctive relief; accounting for all damages and for all profits and any special benefits obtained; disgorgement; restitution and damages; costs and disbursements, including counsel fees and expert fees; and equitable relief.

STEVEN B. EHRLICH, CUSTODIAN FOR ALEXA P. EHRLICH, UGTMA/FLORIDA, AND DENNY P. JACOBSON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND (FORMERLY KNOWN AS INTERNATIONAL BLUE CHIP VALUE FUND), INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, AIM INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, AIM MONEY MARKET FUND, AIM INVESCO TAX-FREE MONEY FUND, AIM INVESCO TREASURERS MONEY MARKET RESERVE FUND, AIM INVESCO TREASURERS TAX-EXEMPT RESERVE FUND, AIM INVESCO US GOVERNMENT MONEY FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH-YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT INCOME FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, INVESCO LATIN AMERICAN GROWTH FUND (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS"), AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC. (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS REGISTRANTS"), AMVESCAP PLC, INVESCO FUNDS GROUP, INC., TIMOTHY MILLER, RAYMOND CUNNINGHAM, THOMAS KOLBE, EDWARD J. STERN, AMERICAN SKANDIA INC., BREAN MURRAY & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., AND JOHN DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Section 206 of the Advisers Act. The plaintiffs in this case are seeking: compensatory damages; rescission; return of fees paid; accounting for wrongfully gotten gains, profits and compensation; restitution and disgorgement; and other costs and expenses, including counsel fees and expert fees.

JOSEPH R. RUSSO, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND (FORMERLY KNOWN AS INTERNATIONAL BLUE CHIP VALUE FUND), INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, AIM INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, AIM MONEY MARKET FUND, AIM INVESCO TAX-FREE MONEY FUND, AIM INVESCO TREASURERS MONEY MARKET RESERVE FUND, AIM INVESCO TREASURERS TAX-EXEMPT RESERVE FUND, AIM INVESCO US GOVERNMENT MONEY FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH-YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT INCOME FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, INVESCO LATIN AMERICAN GROWTH FUND (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS"), AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC. (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS REGISTRANTS"), AMVESCAP PLC, INVESCO FUNDS GROUP, INC., TIMOTHY MILLER, RAYMOND CUNNINGHAM, THOMAS KOLBE, EDWARD J. STERN, AMERICAN SKANDIA INC., BREAN MURRAY & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., AND JOHN DOES 1-100, in the United States District Court, Southern District of New York (Civil Action No. 03-CV-10045), filed on December 18, 2003. This claim alleges

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violations of: Sections 11 and 15 of the Securities Act; Sections 10(b) and
20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Section 206 of the Advisers Act. The plaintiffs in this case are seeking: compensatory damages; rescission; return of fees paid; accounting for wrongfully gotten gains, profits and compensation; restitution and disgorgement; and other costs and expenses, including counsel fees and expert fees.

MIRIAM CALDERON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AMVESCAP PLC, AVZ, INC., AMVESCAP RETIREMENT, INC., AMVESCAP NATIONAL TRUST COMPANY, ROBERT F. MCCULLOUGH, GORDON NEBEKER, JEFFREY G. CALLAHAN, INVESCO FUNDS GROUP, INC., RAYMOND R. CUNNINGHAM, AND DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 03-M-2604), filed on December 24, 2003. This claim alleges violations of Sections 404, 405 and 406B of the Employee Retirement Income Security Act ("ERISA"). The plaintiffs in this case are seeking: declarations that the defendants breached their ERISA fiduciary duties and that they are not entitled to the protection of Section 404(c)(1)(B) of ERISA; an order compelling the defendants to make good all losses to a particular retirement plan described in this case (the "Retirement Plan") resulting from the defendants' breaches of their fiduciary duties, including losses to the Retirement Plan resulting from imprudent investment of the Retirement Plan's assets, and to restore to the Retirement Plan all profits the defendants made through use of the Retirement Plan's assets, and to restore to the Retirement Plan all profits which the participants would have made if the defendants had fulfilled their fiduciary obligations; damages on behalf of the Retirement Plan; imposition of a constructive trust, injunctive relief, damages suffered by the Retirement Plan, to be allocated proportionately to the participants in the Retirement Plan; restitution and other costs and expenses, including counsel fees and expert fees.

PAT B. GORSUCH AND GEORGE L. GORSUCH V. INVESCO FUNDS GROUP, INC. AND AIM ADVISER, INC., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003. This claim alleges violations of Sections 15(a), 20(a) and 36(b) of the Investment Company Act. The plaintiffs in this case are seeking: rescission and/or voiding of the investment advisory agreements; return of fees paid; damages; and other costs and expenses, including counsel fees and expert fees.

LORI WEINRIB, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC., AMVESCAP PLC, TIMOTHY MILLER, RAYMOND CUNNINGHAM, THOMAS KOLBE, EDWARD J. STERN, AMERICAN SKANDIA INC., BREAN MURRAY & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., AND JOHN DOES 1-100, in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00492), filed on January 21, 2004. This claim alleges violations of:
Sections 11 and 15 of the 1933 Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Section 206 of the Advisers Act.
The plaintiffs in this case are seeking: compensatory damages; rescission; return of fees paid; accounting for wrongfully gotten gains, profits and compensation; restitution and disgorgement; and other costs and expenses, including counsel fees and expert fees.

ROBERT S. BALLAGH, JR., INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO STOCK FUNDS, INC., AIM MANAGEMENT GROUP, INC., AIM STOCK FUNDS, AIM STOCK FUNDS, INC., AMVESCAP PLC, INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND, INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO INTERNATIONAL BLUE CHIP VALUE FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, EDWARD J. STERN, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., CANARY CAPITAL PARTNERS, LLC, AND DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 04-MK-0152), filed on January 28, 2004. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under

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the Exchange Act; and Sections 34(b), 36(a) and 36(b) of the Investment Company
Act. The claim also alleges common law breach of fiduciary duty. The plaintiffs in this case are seeking: damages; pre-judgment and post-judgment interest; counsel fees and expert fees; and other relief.

JONATHAN GALLO, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO STOCK FUNDS, INC., AIM MANAGEMENT GROUP, INC., AIM STOCK FUNDS, AIM STOCK FUNDS, INC., AMVESCAP PLC, INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND, INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO INTERNATIONAL BLUE CHIP VALUE FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, EDWARD J. STERN, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., CANARY CAPITAL PARTNERS, LLC, AND DOES 1-100, in the United States District Court, District of Colorado (Civil Action No. 04-MK-0151), filed on January 28, 2004. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10(b) and 20(a) of the Exchange Act; Rule 10b-5 under the Exchange Act; and Sections 34(b), 36(a) and 36(b) of the Investment Company Act. The claim also alleges common law breach of fiduciary duty. The plaintiffs in this case are seeking: damages; pre-judgment and post-judgment interest; counsel fees and expert fees; and other relief.

EILEEN CLANCY, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, INVESCO CORE EQUITY FUND, INVESCO DYNAMICS FUND, INVESCO ENERGY FUND, INVESCO FINANCIAL SERVICES FUND, INVESCO GOLD & PRECIOUS METALS FUND, INVESCO HEALTH SCIENCES FUND, INVESCO INTERNATIONAL CORE EQUITY FUND (FORMERLY KNOWN AS INTERNATIONAL BLUE CHIP VALUE FUND), INVESCO LEISURE FUND, INVESCO MID-CAP GROWTH FUND, INVESCO MULTI-SECTOR FUND, AIM INVESCO S&P 500 INDEX FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, INVESCO TOTAL RETURN FUND, INVESCO UTILITIES FUND, AIM MONEY MARKET FUND, AIM INVESCO TAX-FREE MONEY FUND, AIM INVESCO TREASURER'S MONEY MARKET RESERVE FUND, AIM INVESCO TREASURER'S TAX-EXEMPT RESERVE FUND, AIM INVESCO US GOVERNMENT MONEY FUND, INVESCO ADVANTAGE FUND, INVESCO BALANCED FUND, INVESCO EUROPEAN FUND, INVESCO GROWTH FUND, INVESCO HIGH-YIELD FUND, INVESCO GROWTH & INCOME FUND, INVESCO REAL ESTATE OPPORTUNITY FUND, INVESCO SELECT INCOME FUND, INVESCO TAX-FREE BOND FUND, INVESCO TELECOMMUNICATIONS FUND, INVESCO U.S. GOVERNMENT SECURITIES FUND, INVESCO VALUE FUND, INVESCO, INVESCO LATIN AMERICAN GROWTH FUND (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS"), AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC. (COLLECTIVELY KNOWN AS THE "INVESCO FUNDS REGISTRANTS"), AMVESCAP PLC, INVESCO FUNDS GROUP, INC., TIMOTHY MILLER, RAYMOND CUNNINGHAM AND THOMAS KOLBE, in the United States District Court, Southern District of New York (Civil Action No. 04-CV-0713), filed on January 30, 2004. This claim alleges violations of Sections 11 and 15 of the Securities Act. The plaintiffs in this case are seeking: compensatory damages, rescission; return of fees paid; and other costs and expenses, including counsel fees and expert fees.

SCOTT WALDMAN, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO DYNAMICS FUND, INVESCO EUROPEAN FUND, INVESCO SMALL COMPANY GROWTH FUND, INVESCO TECHNOLOGY FUND, AIM STOCK FUNDS, AIM COUNSELOR SERIES TRUST, AIM SECTOR FUNDS INC., AIM BOND FUNDS INC., AIM COMBINATION STOCK AND BOND FUNDS INC., AIM MONEY MARKET FUNDS INC., AIM INTERNATIONAL FUNDS INC., AMVESCAP PLC, AND RAYMOND CUNNINGHAM, in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00915), filed on February 3, 2004. This claim alleges violations of Sections 11 and 15 of the

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Securities Act and common law breach of fiduciary duty.  The plaintiffs in this case are seeking compensatory damages; injunctive relief; and costs and expenses, including counsel fees and expert fees.

CARL E. VONDER HAAR AND MARILYN P. MARTIN, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., INVESCO STOCK FUNDS, INC. AND DOE DEFENDANTS 1-100, in the United States District Court, District of Colorado (Civil Action No. 04-CV-812), filed on February 5, 2004. This claim alleges: common law breach of fiduciary duty; breach of contract; and tortious interference with contract. The plaintiffs in this case are seeking: injunctive relief; damages; disgorgement; and costs and expenses, including counsel fees and expert fees.

HENRY KRAMER, DERIVATIVELY ON BEHALF OF INVESCO ENERGY FUND, INVESCO STOCK FUNDS, INC., AND INVESCO MUTUAL FUNDS V. AMVESCAP, PLC, INVESCO FUNDS GROUP, INC., CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, AND CANARY CAPITAL PARTNERS, LTD., DEFENDANTS, AND INVESCO ENERGY FUND, INVESCO STOCK FUNDS, INC., AND INVESCO MUTUAL FUNDS, NOMINAL DEFENDANTS, in the United States District Court, District of Colorado (Civil Action No. 04-MK-0397), filed on March 4, 2004. This claim alleges violations of Section 36(b) of the Investment Company Act and common law breach of fiduciary duty. The plaintiff in this case is seeking damages and costs and expenses, including counsel fees and expert fees.

CYNTHIA L. ESSENMACHER, DERIVATIVELY ON BEHALF OF THE INVESCO DYNAMICS FUND AND THE REMAINING "INVESCO FUNDS" V. INVESCO FUNDS GROUPS, INC., AMVESCAP PLC, AIM MANAGEMENT GROUP, INC., RAYMOND CUNNINGHAM, TIMOTHY MILLER, THOMAS KOLBE AND MICHAEL LEGOSKI, DEFENDANTS, AND INVESCO DYNAMICS FUND AND THE "INVESCO FUNDS", NOMINAL DEFENDANTS, in the United States District Court, District of Delaware (Civil Action No. 04-CV-188), filed on March 29, 2004. This claim alleges: violations of Section 36(b) of the Investment Company Act; violations of Section 206 of the Advisers Act; common law breach of fiduciary duty; and civil conspiracy. The plaintiff in this case is seeking: damages; injunctive relief; and costs and expenses, including counsel fees and expert fees.

ANNE G. PERENTESIS (WIDOW) V. AIM INVESTMENTS, ET AL (INVESCO FUNDS GROUP, INC.), in the District Court of Maryland for Baltimore County (Case No. 080400228152005), filed on July 21, 2005. This claim alleges financial losses, mental anguish and emotional distress as a result of unlawful market timing and related activity by the defendants. The plaintiff in this case is seeking damages and costs and expenses.

      Pursuant to an Order of the MDL Court, plaintiffs in the above lawsuits (with the exception of Carl E. Vonder Haar, et al. v. INVESCO Funds Group, Inc. et al. and Mike Sayegh v. Janus Capital Corporation, et al.) consolidated their claims for pre-trial purposes into three amended complaints against various Invesco Aim- and IFG-related parties: (i) a Consolidated Amended Class Action Complaint purportedly brought on behalf of shareholders of the AIM Funds (the Lepera lawsuit discussed below); (ii) a Consolidated Amended Fund Derivative Complaint purportedly brought on behalf of the AIM Funds and fund registrants (the Essenmacher lawsuit discussed below); and (iii) an Amended Class Action Complaint for Violations of the Employee Retirement Income Securities Act ("ERISA") purportedly brought on behalf of participants in Invesco's 401(k) plan (the Calderon lawsuit discussed below). The plaintiffs in the Vonder Haar and Sayegh lawsuits continue to seek remand of their lawsuits to state court. Set forth below is detailed information about these three amended complaints.

RICHARD LEPERA, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED (LEAD PLAINTIFF: CITY OF CHICAGO DEFERRED COMPENSATION PLAN), V. INVESCO FUNDS GROUP, INC., AMVESCAP, PLC, AIM INVESTMENTS, AIM ADVISORS, INC., INVESCO INSTITUTIONAL (N.A.), INC., INVESCO ASSETS MANAGEMENT LIMITED, INVESCO GLOBAL ASSETS MANAGEMENT (N.A.), AIM STOCK FUNDS, AIM MUTUAL FUNDS, AIM COMBINATION STOCK & BOND FUNDS, AIM SECTOR FUNDS, AIM TREASURER'S SERIES TRUST, INVESCO DISTRIBUTORS, INC., AIM DISTRIBUTORS, INC., RAYMOND R. CUNNINGHAM, TIMOTHY J. MILLER, THOMAS A. KOLBE, MICHAEL D. LEGOSKI, MICHAEL K. BRUGMAN, MARK WILLIAMSON, EDWARD J. STERN, CANARY CAPITAL PARTNERS, LLC, CANARY INVESTMENT MANAGEMENT, LLC, CANARY CAPITAL PARTNERS, LTD., RYAN GOLDBERG, MICHAEL GRADY, CITIGROUP, INC., CITIGROUP GLOBAL MARKETS HOLDINGS, INC., SALOMON SMITH BARNEY, INC., MORGAN STANLEY DW, ANNA BRUGMAN, ANB CONSULTING, LLC, KAPLAN & CO. SECURITIES INC., SECURITY TRUST COMPANY, N.A., GRANT D. SEEGER, JB OXFORD HOLDINGS, INC., NATIONAL CLEARING CORPORATION, JAMES G. LEWIS, KRAIG L. KIBBLE, JAMES Y. LIN, BANK OF AMERICA CORPORATION, BANC OF AMERICA SECURITIES LLC,

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THEODORE C. SIHPOL, III, BEAR STEARNS & CO., INC., BEAR STEARNS SECURITIES
CORP., CHARLES SCHWAB & CO., CREDIT SUISSE FIRST BOSTON (USA) INC., PRUDENTIAL FINANCIAL, INC., PRUDENTIAL SECURITIES, INC., CANADIAN IMPERIAL BANK OF COMMERCE, JP MORGAN CHASE AND CO., AND JOHN DOE DEFENDANTS 1-100, in the MDL Court (Case No. 04-MD-15864; No. 04-CV-00814-JFM) (originally in the United States District Court for the District of Colorado), filed on September 29, 2004. This lawsuit alleges violations of Sections 11, 12(a) (2), and 15 of the Securities Act; Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder; Section 20(a) of the Exchange Act; Sections 34(b), 36(a), 36(b) and 48(a) of the Investment Company Act; breach of fiduciary duty/constructive fraud; aiding and abetting breach of fiduciary duty; and unjust enrichment. The plaintiffs in this lawsuit are seeking: compensatory damages, including interest; and other costs and expenses, including counsel and expert fees.

CYNTHIA ESSENMACHER, SILVANA G. DELLA CAMERA, FELICIA BERNSTEIN AS CUSTODIAN FOR DANIELLE BROOKE BERNSTEIN, EDWARD CASEY, TINA CASEY, SIMON DENENBERG, GEORGE L. GORSUCH, PAT B. GORSUCH, L. SCOTT KARLIN, HENRY KRAMER, JOHN E. MORRISEY, HARRY SCHIPPER, BERTY KREISLER, GERSON SMITH, CYNTHIA PULEO, ZACHARY ALAN STARR, JOSHUA GUTTMAN, AND AMY SUGIN, DERIVATIVELY ON BEHALF OF THE MUTUAL FUNDS, TRUSTS AND CORPORATIONS COMPRISING THE INVESCO AND AIM FAMILY OF MUTUAL FUNDS V. AMVESCAP, PLC, INVESCO FUNDS GROUP, INC., INVESCO DISTRIBUTORS, INC., INVESCO INSTITUTIONAL (N.A.), INC., INVESCO ASSETS MANAGEMENT LIMITED, INVESCO GLOBAL ASSETS MANAGEMENT (N.A.), AIM MANAGEMENT GROUP, INC., AIM ADVISERS, INC., AIM INVESTMENT SERVICES, INC., AIM DISTRIBUTORS, INC., FUND MANAGEMENT COMPANY, MARK
H. WILLIAMSON, RAYMOND R. CUNNINGHAM, TIMOTHY MILLER, THOMAS KOLBE, MICHAEL LEGOSKI, MICHAEL BRUGMAN, FRED A. DEERING, VICTOR L. ANDREWS, BOB R. BAKER, LAWRENCE H. BUDNER, JAMES T. BUNCH, GERALD J. LEWIS, JOHN W. MCINTYRE, LARRY SOLL, RONALD L. GROOMS, WILLIAM J. GALVIN, JR., ROBERT H. GRAHAM, FRANK S. BAYLEY, BRUCE L. CROCKETT, ALBERT R. DOWDEN, EDWARD K. DUNN, JACK M. FIELDS, CARL FRISCHILING, PREMA MATHAI-DAVIS, LEWIS F. PENNOCK, RUTH H. QUIGLEY, LOUIS
S. SKLAR, OWEN DALY II, AURUM SECURITIES CORP., AURUM CAPITAL MANAGEMENT CORP., GOLDEN GATE FINANCIAL GROUP, LLC, BANK OF AMERICA CORP., BANC OF AMERICA SECURITIES LLC, BANK OF AMERICA, N.A., BEAR STEARNS & CO., INC., CANARY CAPITAL PARTNERS, LLC, CANARY CAPITAL PARTNERS, LTD., CANARY INVESTMENT MANAGEMENT, LLC, EDWARD J. STERN, CANADIAN IMPERIAL BANK OF COMMERCE, CIRCLE TRUST COMPANY, RYAN GOLDBERG, MICHAEL GRADY, KAPLAN & CO. SECURITIES, INC., JP MORGAN CHASE & CO., OPPENHEIMER & CO., INC., PRITCHARD CAPITAL PARTNERS LLC, TIJA MANAGEMENT, TRAUTMAN WASSERMAN & COMPANY, INC., DEFENDANTS, AND THE INVESCO FUNDS AND THE AIM FUNDS AND ALL TRUSTS AND CORPORATIONS THAT COMPRISE THE INVESCO FUNDS AND AIM FUNDS THAT WERE MANAGED BY INVESCO AND AIM, NOMINAL DEFENDANTS, in the MDL Court (Case No. 04-MD-15864-FPS; No. 04-819), filed on September 29, 2004. This lawsuit alleges violations of Sections 206 and 215 of the Investment Advisers Act; Sections 36(a), 36(b) and 47 of the Investment Company Act; control person liability under Section 48 of the Investment Company Act; breach of fiduciary duty; aiding and abetting breach of fiduciary duty; breach of contract; unjust enrichment; interference with contract; and civil conspiracy. The plaintiffs in this lawsuit are seeking: removal of director defendants; removal of adviser, sub-adviser and distributor defendants; rescission of management and other contracts between the Funds and defendants; rescission of 12b-1 plans; disgorgement of management fees and other compensation/profits paid to adviser defendants; compensatory and punitive damages; and fees and expenses, including attorney and expert fees.

MIRIAM CALDERON, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AVZ, INC., AMVESCAP RETIREMENT, INC., AMVESCAP NATIONAL TRUST COMPANY, INVESCO FUNDS GROUP, INC., AMVESCAP, ROBERT F. MCCULLOUGH, GORDON NEBEKER, JEFFREY G. CALLAHAN, AND RAYMOND R. CUNNINGHAM, in the MDL Court (Case No. 1:04-MD-15864-
FPS), filed on September 29, 2004. This lawsuit alleges violations of ERISA Sections 404, 405 and 406. The plaintiffs in this lawsuit are seeking: declaratory judgment; restoration of losses suffered by the plan; disgorgement of profits; imposition of a constructive trust; injunctive relief; compensatory damages; costs and attorneys' fees; and equitable restitution.

      On March 1, 2006, the MDL Court entered orders on Defendants' Motions to dismiss in the derivative (Essenmacher) and class action (Lepera) lawsuits. The MDL Court dismissed all derivative causes of action in the Essenmacher lawsuit but two: (i) the excessive fee claim under Section 36(b) of the Investment Company Act of 1940


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(the "1940 Act"); and (ii) the "control person liability" claim under Section 48 of the 1940 Act. The MDL Court dismissed all claims asserted in the Lepera class action lawsuit but three: (i) the securities fraud claims under Section 10(b) of the Securities Exchange Act of 1934; (ii) the excessive fee claim under
Section 36(b) of the 1940 Act (which survived only insofar as plaintiffs seek recovery of fees associated with the assets involved in market timing); and
(iii) the "control person liability" claim under Section 48 of the 1940 Act. On June 14, 2006, the MDL Court entered an order dismissing the Section 48 claim in the derivative (Essenmacher) lawsuit. Based on the MDL Court's March 1, 2006 and June 14, 2006 orders, all claims asserted against the Funds that have been transferred to the MDL Court have been dismissed, although certain Funds remain nominal defendants in the derivative (Essenmacher) lawsuit. Defendants filed their Original Answer in the class action (Lepera) lawsuit on March 31, 2006.
The MDL Court has indefinitely deferred Defendants' obligation to answer the derivative (Essenmacher) lawsuit. The Plaintiffs in the class action (Lepera) lawsuit stipulated that their claims against Invesco Aim, Invesco Aim Distributors and Invesco Aim Investment Services, Inc. ("Invesco Aim Investment Services") are based solely on successor liability for alleged timing in the AIM Funds formerly advised by IFG and that they are not making any claims based on alleged timing in the other AIM Funds. Based upon this stipulation, Invesco Aim withdrew its pending Motion to Dismiss the claims against Invesco Aim, Invesco Aim Distributors and Invesco Aim Investment Services. On July 3, 2007, the Defendants filed an Omnibus Motion to Dismiss in both the class action (Lepera) and derivative (Essenmacher) lawsuits based on Plaintiffs' lack of standing to sue for injuries to funds the Plaintiffs do not own. On October 19, 2007, Judge Motz for the MDL Court denied the Defendants' Motion to Dismiss. On January 5, 2008, the parties reached an agreement in principle to settle both the class action (Lepera) and the derivative (Essenmacher) lawsuits, subject to the MDL Court approval. Individual class members have the right to object.

      ON SEPTEMBER 15, 2006, JUDGE MOTZ FOR THE MDL COURT GRANTED THE DEFENDANTS' MOTION TO DISMISS THE ERISA (CALDERON) LAWSUIT AND DISMISSED SUCH LAWSUIT. THE PLAINTIFF APPEALED THIS DECISION. ON JUNE 16, 2008, THE FOURTH COURT OF APPEALS REVERSED THE DISMISSAL AND REMANDED THIS LAWSUIT BACK TO THE MDL COURT FOR FURTHER PROCEEDINGS. ON DECEMBER 15, 2008, THE PARTIES REACHED AN AGREEMENT IN PRINCIPLE TO SETTLE THIS LAWSUIT, SUBJECT TO THE MDL COURT APPROVAL. INDIVIDUAL CLASS MEMBERS HAVE THE RIGHT TO OBJECT. NO PAYMENTS ARE REQUIRED UNDER THE SETTLEMENT; HOWEVER, THE PARTIES AGREED THAT CERTAIN LIMITED CHANGES TO BENEFIT PLANS AND PARTICIPANTS' ACCOUNTS WOULD BE MADE.

                                  APPENDIX A-2

         PENDING LITIGATION ALLEGING INADEQUATELY EMPLOYED FAIR VALUE PRICING

      The following civil class action lawsuit involves AIM Funds, IFG and/or Invesco Aim and alleges that the defendants inadequately employed fair value pricing. The lawsuit listed below has been served on IFG, AIM, the AIM Funds or related entities, or has had service of process waived.

JOHN BILSKI, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. AIM INTERNATIONAL FUNDS, INC., AIM ADVISORS, INC., INVESCO INTERNATIONAL FUNDS, INC., INVESCO FUNDS GROUP, INC., T. ROWE PRICE INTERNATIONAL FUNDS, INC. AND T. ROWE PRICE INTERNATIONAL, INC., in the United States District Court, Southern District of Illinois (East St. Louis) (Case No. 03-772), filed on November 19, 2003. This claim alleges: violations of Sections 36(a) and 36(b) of the Investment Company Act of 1940; common law breach of duty; and common law negligence and gross negligence. The plaintiff in this case is seeking: compensatory and punitive damages; interest; and attorneys' fees and costs.
This lawsuit has been transferred to the MDL Court by order of the United States District Court, Southern District of Illinois (East St. Louis).

J.P. MORGAN INVESTMENT MANAGEMENT INC.
J.P. Morgan Investment Management Inc. is not the subject of any litigation that is currently expected to be material to its business or have a material impact on the services J.P. Morgan Investment Management provides to its clients.

VAN KAMPEN ASSET MANAGEMENT (MORGAN STANLEY)
Morgan Stanley discloses pending litigation that it believes is or may be material in its filings on Form 10-K and Forms 10-Q made with the U.S. Securities and Exchange Commission (the "Commission"). For information regarding such litigation, please refer to the information under Part I, Item 3 in Morgan Stanley's Form 10-K (File No. 1-11758) with respect to the fiscal year ended November 30, 2008, as filed with the Commission.

With respect to Van Kampen, no material items were reported on Morgan Stanley's Form 10-K for the fiscal year ended November 30, 2008.

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THE ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Funds' administrator, transfer agent and fund accountant. Administrative services of CFSO include providing office space, equipment and clerical personnel to the Funds and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

THE DISTRIBUTOR
Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Funds' distributor. ALFS is affiliated with the Manager.

OTHER DISTRIBUTION SERVICES
The Affiliated Insurance Companies may make payments for distribution services to other companies, including their affiliates, to provide certain distribution related services for the Funds. The companies that receive such payments may in turn, pay any or all of these fees to their registered representatives who have provided distribution services. The payments made for distribution services under these agreements are paid by the Affiliated Insurance Companies and are not paid out of Fund assets.

THE CUSTODIAN
Effective as of November 26, 2008, The Bank of New York Mellon ("BNY Mellon"), One Wall Street, New York, New York 10286, serves as custodian of the Fund. BNY Mellon replaced The Northern Trust Company as custodian. BNY Mellon is paid certain fees and reimbursed for certain out-of-pocket expenses for its services. Fees paid by the Fund for these services are included under "Other Expenses" in the Fees and Expenses table for each Fund. BNY Mellon is affiliated with The Dreyfus Corporation and Founders Asset Management LLC.

The SAI provides additional information about the services provided to the Funds.

LICENSING ARRANGEMENTS
AZL S&P 500 INDEX FUND AND AZL SMALL CAP STOCK INDEX FUND (THE "AZL INDEX
FUNDS")
The AZL S&P 500 Index Fund and AZL Small Cap Stock Index Fund (the "AZL Index Funds") are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the AZL Index Funds or any member of the public regarding the advisability of investing in securities generally or in the AZL Index Funds particularly or the ability of the S&P 500 Index and the S&P SmallCap 600 Index to track general stock market performance. S&P's only relationship to the Manager (the "Licensee") is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index and the S&P SmallCap 600 Index which is determined, composed and calculated by S&P without regard to the Licensee or the AZL Index Funds. S&P has no obligation to take the needs of the Licensee or the owners of the AZL Index Funds into consideration in determining, composing or calculating the S&P 500 Index and the S&P SmallCap 600 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the AZL Index Funds or the timing of the issuance or sale of the AZL Index Funds or in the determination or calculation of the equation by which the AZL Index Funds is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the AZL Index Funds.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE AZL INDEX FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX, THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX, THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY

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FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST
PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.


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SHAREHOLDER INFORMATION

PRICING OF FUND SHARES
The price of each fund share is based on its Net Asset Value (NAV). The NAV is the current value of a share in a mutual fund. The NAV is calculated by adding the total value of a Fund's investments and other assets, subtracting its liabilities, and then dividing that figure by the number of outstanding shares of the Fund:

  NAV = (Total Assets - Liabilities) {divided by} Number of Shares Outstanding

Per share NAV for each Fund is determined and its shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern Time, on days the NYSE is open.

The securities (other than short-term debt securities) of the Funds, are generally valued at current market prices. Also, if market quotations are not available, or if an event occurs after the pricing of a security has been established that would likely cause the value to change, the value of the security may be priced at fair value as determined in good faith by or at the direction of the Funds' Trustees.

Foreign securities held by the Funds are valued on a daily basis using a fair valuation program approved by the Funds' Trustees. The fair valuation program includes processes administered by an independent pricing agent (based upon changes in certain markets, indices, and/or securities, if applicable) that may result in a value different from the last closing price of such foreign security on its principal overseas market or exchange.

The effect of using fair value pricing is that the Fund's NAV will be subject to the judgment of the Board of Trustees or its designees instead of being determined by the market. In addition, foreign securities acquired by a Fund may be valued in foreign markets on days when the Fund's NAV is not calculated. In such cases, the NAV of a Fund may be significantly affected on days when investors cannot buy or sell shares.

PURCHASE AND REDEMPTION OF SHARES
Investors may not purchase or redeem shares of the Funds directly, but only through the variable annuity contracts and variable life insurance policies offered through the separate accounts of participating insurance companies. You should refer to the prospectus of the participating insurance company's variable products for information on how to purchase a variable annuity contract or variable life insurance policy, how to select specific Allianz VIP Funds as investment options for your contract or policy and how to redeem monies from the Funds.

Orders for the purchase and redemption of shares of a Fund received before the NYSE closes are effected at the net asset value per share determined as of the close of trading on the NYSE (generally 4:00 p.m. Eastern Time) that day. Orders received after the NYSE closes are effected at the next calculated net asset value. Payment for redemption will be made by the Funds within 7 days after the request is received.

The Funds may suspend the right of redemption under certain extraordinary circumstances in accordance with the rules of the Securities and Exchange Commission. The Funds do not assess any fees when they sell or redeem their shares.

The right of purchase and redemption of Fund shares may also be restricted, and purchase orders may be rejected, in accordance with the market timing policy of the Trust as described under the "Market Timing" section below, and the market timing policy of the separate accounts of participating insurance companies. Please refer to your contract prospectus for the market timing policy of the separate account for your contract.

Each Fund reserves the right to make payment in securities rather than cash, known as "redemption in kind." This could occur under extraordinary circumstances, such as a large redemption that could affect Fund operations (for example, more than 1% of the Fund's net assets). If the Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to the accumulation unit value allocated under your variable contract to the subaccount that invests in the Fund. When these securities are converted to cash, the associated brokerage charges will be deducted from the assets of the subaccount.

The Funds currently do not foresee any disadvantages to investors if the Funds serve as an investment medium for both variable annuity contracts and variable life insurance policies. However, it is theoretically possible that the interest of

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------
owners of annuity contracts and insurance policies for which the Funds serve as an investment medium might at some time be in conflict due to differences in tax treatment or other considerations. The Board of Trustees and each participating insurance company would be required to monitor events to identify any material conflicts between variable annuity contract owners and variable life insurance policy owners, and would have to determine what action, if any, should be taken in the event of such a conflict. If such a conflict occurred, an insurance company investing in a Fund might be required to redeem the investment of one or more of its separate accounts from the Fund, which might force the Fund to sell securities at disadvantageous prices.

MARKET TIMING
The Board of Trustees has adopted a policy that the Funds will not knowingly permit market timing or other abusive short-term trading practices. Market timing is frequent or short-term trading activity by certain investors in a fund intending to profit at the expense of other investors in the same fund by taking advantage of pricing inefficiencies that can prevent a fund's share price from accurately reflecting the value of its portfolio securities. For example, investors may engage in short-term trading in funds that invest in securities which trade on overseas securities markets to take advantage of the difference between the close of the overseas markets and the close of the U.S. markets. This type of short-term trading is sometimes referred to as "time-zone arbitrage." Funds that invest in other securities which are less liquid, or are traded less often, may be vulnerable to similar pricing inefficiencies.

Market timing and other abusive short-term trading practices may adversely impact a fund's performance by preventing portfolio managers from fully investing the assets of the fund, diluting the value of shares, or increasing the fund's transaction costs. To the extent that certain of the Funds have significant holdings in foreign securities (including emerging markets securities), small cap stocks, or high yield bonds, or any combination thereof, the risks of market timing may be greater for those Funds than for other Funds. The Funds are offered only through variable annuity contracts and life insurance policies, and shares of the Funds are held in subaccounts of affiliated insurance companies. Because Fund transactions are processed by those insurance companies, rather than by the Trust, the Board of Trustees has not adopted procedures to monitor market timing activity at the Fund level, but rather has approved monitoring procedures designed to detect and deter market timing activities at the contract or policy level.

As required by SEC rules, the Funds have entered into agreements with their financial intermediaries, including the affiliated insurance companies, whereby the Funds or their agents may require the financial intermediaries to provide individual account level information about you and your trading activities in the Funds. If the Funds detect market timing activities either at the omnibus or individual account level, the Funds may require the financial intermediaries to take actions to curtail the activity, which may include restricting your trading activity in the Funds.

Your variable annuity or variable life insurance prospectus contains a description of the market timing detection and deterrence policy at the contract or policy level. Please refer to your annuity contract or life insurance policy prospectus for specific details on transfers between accounts.

The procedures that are designed to detect and deter market timing activities at the contract or policy level cannot provide a guarantee that all market timing activity will be identified and restricted. In addition, state law and the terms of some contracts and policies may prevent or restrict the effectiveness of the market timing procedures from stopping certain market timing activity. Market timing activity that is not identified, prevented, or restricted may adversely impact the performance of a Fund.

DISTRIBUTION (12B-1) FEES
Distribution fees ("12b-1 fees") compensate the Distributor and affiliates of Allianz Life Insurance Company of North America for services and expenses relating to the distribution of the Funds' shares in connection with the variable products through which Fund shares are sold. 12b-1 fees are paid from Fund assets on an ongoing basis. Over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Each of the Funds (except Class 1 shares of the Multi-Class Funds as identified below) pays an annual 12b-1 fee in the maximum amount of 0.25% of their average daily net assets.

The Trustees have authorized the Trust to issue two classes of shares, Class 1 and Class 2, for the AZL JPMorgan U.S. Equity Fund and the AZL S&P 500 Index Fund (the "Multi-Class Funds"). Class 1 and Class 2 shares of the Multi-Class


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------
Funds are substantially identical, except that Class 1 shares are not subject to a 12b-1 distribution fee (see "Distribution (12b-1) Fees" in the "Shareholder Information" section of this prospectus), while Class 2 shares are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets attributable to Class 2 shares. For certain variable annuity contracts or variable life insurance policies, Class 1 shares of the AZL S&P 500 Index Fund are available as an investment option. Currently, only Class 2 shares of the AZL JPMorgan U.S. Equity Fund are available under variable annuity contracts and variable life insurance policies that offer the Multi-Class Funds as investment options. Class 1 shares of the AZL JPMorgan U.S. Equity Fund may be made available in the future to certain variable annuity contract owners and variable life insurance policy owners.

DIVIDENDS, DISTRIBUTIONS, AND TAXES
Any income a Fund receives is paid out, less expenses, in the form of dividends to its shareholders. Shares begin accruing dividends on the day they are purchased. Income dividends are usually paid annually. Income dividends on the AZL Money Market Fund are usually paid monthly. Capital gains for all Funds are distributed at least annually.

All dividends and capital gain distributions will be automatically reinvested in additional shares of a Fund at the net asset value of such shares on the payment date.

Each Fund is treated as a separate corporate entity for tax purposes. Each Fund intends to elect to be treated as a regulated investment company and each Fund intends to qualify for such treatment for each taxable year under Subchapter M of the Internal Revenue Code of 1986, as amended. In addition, each Fund will diversify its investments so that on the last day of each quarter of a calendar year, no more than 55% of the value of its total assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. For this purpose, securities of a given issuer generally are treated as one investment and each U.S. Government agency or instrumentality is treated as a separate issuer. Any security issued, guaranteed, or insured (to the extent so guaranteed or insured) by the U.S. Government or an agency or instrumentality of the U.S. Government is treated as a security issued by the U.S. Government or its agency or instrumentality, whichever is applicable. If a Fund fails to meet this diversification requirement, income with respect to variable insurance contracts invested in the Fund at any time during the calendar quarter in which the failure occurred could become currently taxable to the owners of the contracts. Similarly, income for prior periods with respect to such contracts also could be taxable, most likely in the year of the failure to achieve the required diversification. Provided that a Fund and a separate account investing in the Fund satisfy applicable tax requirements, any distributions from the Fund to the separate account will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or a variable life insurance policy.

Persons investing in variable annuity contracts or variable life insurance policies should refer to the prospectuses with respect to such contracts or policies for further information regarding the tax treatment of the contracts or policies and the separate accounts in which the contracts or policies are invested.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
The financial highlights tables are intended to help you understand the financial performance of the Funds for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the tables represent returns that you would have earned (or lost) on an investment in the indicated Fund (assuming reinvestment of all dividends and distributions). The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If insurance contract charges were included, the return would be reduced.

This information has been derived from information audited by KPMG LLP, independent registered public accounting firm, whose report, along with the Funds' financial statements, are included in the Annual Report to Shareholders and incorporated by reference into the Statement of Additional Information. This should be read in conjunction with those financial statements. Copies of such Annual Report are available without charge upon written request from the Funds at 3435 Stelzer Road, Columbus, Ohio 43219, or by calling toll free 1-877-833 7113.

Financial highlights are not presented for the AZL International Index Fund or for Class 1 shares of the AZL JPMorgan U.S. Equity Fund because they had not commenced operations as of December 31, 2008.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
AZL AIM INTERNATIONAL EQUITY FUND

(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                      2008       2007      2006      2005      2004
NET ASSET VALUE, BEGINNING OF PERIOD...                             $ 19.95    $ 18.27   $ 14.57   $ 12.64   $ 10.35
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) ..........                               0.28       0.13      0.05      0.02      0.03
Net Realized and Unrealized Gains/(Losses) on                         (8.16)     2.51      3.86      2.04      2.26
Investments
Total from Investment Activities.......                               (7.88)     2.64      3.91      2.06      2.29
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income..................                               (0.08)     (0.11)    (0.03)    (0.03)    -
Net Realized Gains                                                    (1.68)     (0.85)    (0.18)    (0.10)    -
Total Dividends                                                       (1.76)     (0.96)    (0.21)    (0.13)    -
NET ASSET VALUE, END OF PERIOD.........                             $ 10.31    $ 19.95   $ 18.27   $ 14.57   $ 12.64
TOTAL RETURN(a)                                                       (41.51)%   14.62%    27.04%    16.36%    22.13%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's) ....                             $ 176,746  $ 373,047 $ 317,614 $ 169,997 $ 57,135
Net Investment Income/(Loss) ..........                               1.66%      0.61%     0.44%     0.52%     0.38%
Expenses Before Reductions(b) .........                               1.37%      1.35%     1.45%     1.50%     1.79%
Expenses Net of Reductions.............                               1.37%      1.35%     1.45%     1.43%     1.40%
Expenses Net of Reductions, Excluding Expenses Paid Indirectly (c)    1.37%      1.35%     1.45%     1.45%     N/A
Portfolio Turnover Rate................                               43.70%     41.62%    47.75%    34.54%    48.64%


(a) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(b) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(c) Expenses net of reductions excludes expenses paid indirectly, pursuant to a "commission recapture" program, under which brokers remit a portion of the brokerage commission which is used to pay certain Fund expenses. See note 2 in the Notes to the Financial
    Statements.


AZL BLACKROCK CAPITAL APPRECIATION FUND

(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                         YEAR ENDED DECEMBER 31,      APRIL 29, 2005 TO DECEMBER 31,
                                                                         2008       2007      2006      2005(A)
NET ASSET VALUE, BEGINNING OF PERIOD............                       $ 13.61    $ 12.27   $ 12.08   $ 10.00
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) ...................                         0.01       (0.01)    (0.02)    (0.01)
Net Realized and Unrealized Gains/(Losses) on Investments                (4.96)     1.35      0.21      2.09
Total from Investment Activities................                         (4.95)     1.34      0.19      2.08
NET ASSET VALUE, END OF PERIOD..................                       $ 8.66     $ 13.61   $ 12.27   $ 12.08
TOTAL RETURN(b) (c)                                                      (36.37)%   10.92%    1.57%     20.80%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's) .............                       $ 99,344   $ 62,264  $ 49,384  $ 36,577
Net Investment Income/(Loss)(d) ................                         0.08%      (0.11)%   (0.22)%   (0.45)%
Expenses Before Reductions(d) (e) ..............                         1.20%      1.18%     1.19%     1.29%
Expenses Net of Reductions(d) ..................                         1.16%      1.16%     1.18%     1.20%
Expenses Net of Reductions, Excluding Expenses Paid Indirectly(d) (f)    1.19%      1.18%     1.19%     N/A
Portfolio Turnover Rate(c) .....................                         175.17%    75.74%    88.02%    24.31%


(a) Period from commencement of operations.
(b) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(c) Not annualized for periods less than one year.
(d) Annualized for periods less than one year.
(e) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(f) Expenses net of reductions excludes expenses paid indirectly, pursuant to a "commission recapture" program, under which brokers remit a portion of the brokerage commission which is used to pay certain Fund expenses. See note 2 in the Notes to the Financial
    Statements.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

AZL JPMORGAN U.S. EQUITY FUND
(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                        YEAR ENDED DECEMBER 31,        MAY 3, 2004 TO DECEMBER
                                                                                                                 31,
                                                                       2008     2007     2006    2005   2004(A)
NET ASSET VALUE, BEGINNING OF PERIOD..                               $ 12.42  $ 12.68  $ 11.36 $      $ 10.00
                                                                                               10.79
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) .........                                 0.10     0.09     0.06    0.07   0.06
Net Realized and Unrealized Gains/(Losses) on Investments              (4.51)   0.41     1.57    0.51   0.80
Total from Investment Activities......                                 (4.41)   0.50     1.63    0.58   0.86
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income.................                                 (0.11)   (0.07)           -      (0.06)
                                                                                       (0.06)
Net Realized Gains                                                     (1.55)   (0.69)                  (0.01)
                                                                                       (0.25)  (0.01)
Total Dividends                                                        (1.66)   (0.76)                  (0.07)
                                                                                       (0.31)  (0.01)
NET ASSET VALUE, END OF PERIOD........                               $ 6.35   $ 12.42  $ 12.68 $      $ 10.79
                                                                                               11.36
TOTAL RETURN(b) (c)                                                                                     8.60%
                                                                     (38.68)% 3.80%(d) 14.59%  5.45%
RATIOS TO AVERAGE NET ASSETS/ SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's) ...                               $ 63,203 $        $       $      $ 65,487
                                                                              139,593  129,416 99,016
Net Investment Income/(Loss)(e) ......                                 0.79%    0.72%    0.66%          1.52%
                                                                                               0.70%
Expenses Before Reductions(e) (f) ....                                 1.30%    1.25%    1.22%          1.29%
                                                                                               1.28%
Expenses Net of Reductions(e) ........                                 1.22%    1.20%    1.19%          1.20%
                                                                                               1.19%
Expenses Net of Reductions, Excluding Expenses Paid                    1.22%    1.20%    1.19%          N/A
 Indirectly(e) (g) ...................                                                         1.20%
Portfolio Turnover Rate(c) ...........                               125.06%  126.24%  105.81% 80.76%  75.56%


(a) Period from commencement of operations.
(b) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(c) Not annualized for periods less than one year.
(d) During the year ended December 31, 2007, OppenheimerFunds, Inc. reimbursed $51,744 to the Fund related to violations of certain investment policies and limitations. The corresponding impact to the total return was 0.04%.
(e) Annualized for periods less than one year.
(f) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(g) Expenses net of reductions excludes expenses paid indirectly, pursuant to a "commission recapture" program, under which brokers remit a portion of the brokerage commission which is used to pay certain Fund expenses. See note 2 in the Notes to the Financial
    Statements.

AZL S&P 500 INDEX FUND
(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                  YEAR ENDED         MAY 14, 2007 TO DECEMBER 31, 2007(*)
                                                                  DECEMBER 31, 2008
CLASS 1
Net Asset Value, Beginning of Period............................. $ 9.86               $  10.14
INVESTMENT ACTIVITIES:
Net Investment Income............................................   0.18(a)            0.11
Net Realized and Unrealized Losses on Investments................   (3.87)                (0.26)
Total from Investment Activities.................................   (3.69)                (0.15)
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income............................................   (0.01)             (0.11)
Net Realized Gains                                                  -(b)                  (0.02)
Total Dividends                                                     (0.01)                (0.13)
NET ASSET VALUE, END OF PERIOD................................... $ 6.16               $  9.86
TOTAL RETURN(c) (d)                                                 (37.46)%              (1.48)%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets at End of Period (000's) ............................. $ 11,158             $  411
Net Investment Income(e) ........................................   2.67%              1.81%
Expenses Before Reductions(e) (f) ...............................   0.37%              0.53%
Expenses Net of Reductions(e) ...................................   0.26%              0.24%
Portfolio Turnover Rate(d) (g) ..................................   81.71%             15.95%

(*) Period from commencement of operations.
(a) Calculated using average shares method.
(b) Represents less than $0.005 per share.
(c) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(d) Not annualized for periods less than one year.
(e) Annualized for periods less than one year.
(f) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(g) Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
AZL S&P 500 INDEX FUND
(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                  YEAR ENDED         MAY 1, 2007 TO DECEMBER 31, 2007(*)
                                                                  DECEMBER 31, 2008
CLASS 2
NET ASSET VALUE, BEGINNING OF PERIOD............................. $ 9.86              $10.00
INVESTMENT ACTIVITIES:
Net investment income............................................   0.16(a)            0.09
Net realized and unrealized losses on investments................   (3.87)             (0.12)
Total from Investment Activities.................................   (3.71)             (0.03)
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income............................................   -(b)               (0.09)
Net Realized Gains                                                  -(b)               (0.02)
Total Dividends                                                     -(b)               (0.11)
NET ASSET VALUE, END OF PERIOD................................... $ 6.15              $9.86
TOTAL RETURN(b) (c)                                                 (37.62)%           (0.25)%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets at End of Period (000's) ............................. $ 245,652           $27,614
Net Investment Income(d) ........................................   2.29%              1.60%
Expenses Before Reductions(d) (e) ...............................   0.65%              0.73%
Expenses Net of Reductions(d) ...................................   0.51%              0.49%
Portfolio Turnover Rate(b) (f) ..................................   81.71%             15.95%

(*) Period from commencement of operations.
(a) Calculated using average shares method.
(b) Not annualized for periods less than one year.
(c) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(d) Annualized for periods less than one year.
(e) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(f) Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

AZL VAN KAMPEN GLOBAL FRANCHISE FUND
(SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT THE PERIODS INDICATED)

                                                                                YEAR ENDED DECEMBER 31,
                                                                     2008       2007      2006      2005      2004
NET ASSET VALUE, BEGINNING OF PERIOD..                             $ 19.57    $ 18.14   $ 15.46   $ 13.88   $ 12.37
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) .........                               0.46       0.35      0.16      0.08      0.08
Net Realized and Unrealized Gains/(Losses) on Investments            (5.80)     1.42      3.09      1.54      1.43
Total from Investment Activities......                               (5.34)     1.77      3.25      1.62      1.51
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income.................                               (0.34)     -         (0.25)    -         -
Net Realized Gains                                                   (1.12)     (0.34)    (0.32)    (0.04)    -
Total Dividends                                                      (1.46)     (0.34)    (0.57)    (0.04)    -
NET ASSET VALUE, END OF PERIOD........                             $ 12.77    $ 19.57   $ 18.14   $ 15.46   $ 13.88
TOTAL RETURN(a)                                                      (28.56)%   9.82%     21.25%    11.64%    12.21%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's) ...                             $ 207,351  $ 413,382 $ 391,610 $ 255,583 $ 122,818
Net Investment Income/(Loss) .........                               2.31%      1.71%     1.31%     1.19%     0.80%
Expenses Before Reductions(b) ........                               1.35%      1.32%     1.32%     1.42%     1.48%
Expenses Net of Reductions............                               1.29%      1.32%     1.32%     1.42%     1.44%
Expenses Net of Reductions, Excluding Expenses Paid Indirectly(c)    1.30%      1.32%     1.32%     1.42%     N/A
Portfolio Turnover Rate...............                               27.13%     31.26%    19.43%    16.33%    9.40%

(a) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(b) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(c) Expenses net of reductions excludes expenses paid indirectly, pursuant to a "commission recapture" program, under which brokers remit a portion of the brokerage commission which is used to pay certain Fund expenses. See note 2 in the Notes to the Financial
    Statements.


  The Allianz Variable Insurance Products Trust - Prospectus - August __, 2009

THIS PROSPECTUS IS INTENDED FOR USE ONLY WHEN ACCOMPANIED OR PRECEDED BY A VARIABLE PRODUCT PROSPECTUS.

FOR MORE INFORMATION ABOUT THE FUNDS, THE FOLLOWING DOCUMENTS ARE AVAILABLE FREE UPON REQUEST:
ANNUAL/SEMI-ANNUAL REPORTS (SHAREHOLDER REPORTS):
Each Fund's annual and semi-annual reports to shareholders contain additional information about the Funds' investments. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year.

PROXY VOTING RECORDS
Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12 month period ended June 30 is available without charge.

STATEMENT OF ADDITIONAL INFORMATION (SAI):
The SAI provides more detailed information about the Funds, including their respective operations and investment policies. It is incorporated by reference and is legally considered a part of this Prospectus.

YOUR REQUEST FOR FREE DOCUMENTS MAY BE MADE IN THE FOLLOWING WAYS:

SHAREHOLDER  Contact a broker or investment adviser that sells products Contact the Funds Access the Allianz Life website at:
REPORTS      that offer the Funds.                                      at:               HTTPS://WWW.ALLIANZLIFE.COM
AND THE SAI                                                             3435 STELZER
                                                                        ROAD, COLUMBUS,
                                                                        OHIO 43219
                                                                        (TOLL-FREE) 1-
                                                                        877-833-7113
PROXY VOTING Access the Allianz Life website at: HTTPS://WWW.ALLIANZLIFE.COM
RECORDS

INFORMATION FROM THE SECURITIES AND EXCHANGE COMMISSION:
You can review information about the Funds (including the SAI), and obtain copies, after paying a duplicating fee, from the SEC as follows:

IN PERSON:
Public Reference Room in Washington, D.C. (For their hours of operation, call 1-202-551-8090.)

BY MAIL:
Securities and Exchange Commission
Public Reference Section
100 F Street NE
Washington, D.C. 20549-0102

ON THE EDGAR DATABASE VIA THE INTERNET:
www.sec.gov

BY ELECTRONIC REQUEST:
publicinfo@sec.gov.

The SEC charges a fee to copy any documents.


Investment Company Act file no. 811-09491